UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WILLDAN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 19, 2024

Notice of 2024 Annual Meeting and Proxy Statement

COMPREHENSIVE. INNOVATIVE. TRUSTED.

April 19, 2024

Dear Willdan Stockholder:

You are cordially invited to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2024 at 10:00 a.m. Pacific Time. We will be hosting this year’s Annual Meeting via live audiocast on the Internet. To participate, vote or submit questions during the Annual Meeting via live audiocast, please visit: https://meetnow.global/MNHQDS2. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email) in order to be able to vote your shares or submit questions during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

“Willdan is a professional services company helping customers solve problems with knowledge and technology. We help make America’s clean energy transition more affordable for communities.”

Michael Bieber

President & CEO

We utilize the Internet as our primary means of furnishing proxy materials to our stockholders. We will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record that did not request to receive a printed copy of our proxy materials on or about April 25, 2024 with instructions for accessing the proxy materials and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders can obtain paper or email copies of the proxy materials if they so choose. Internet transmission and voting are designed to be efficient, cost-effective and preserve resources.

Thank you for your continued support of Willdan. We look forward to your participation in the Annual Meeting.

/s/ Michael A. Bieber
Michael A. Bieber
President and Chief Executive Officer

Notice of 2024 Annual
Meeting of Stockholders

Annual Meeting of Stockholders
Date	Thursday, June 13, 2024
Time	10:00 a.m. Pacific Time
Place	Virtual audiocast only at https://meetnow.global/MNHQDS2.
Record Date

Close of business on April 16, 2024. A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, for 10 days before the Annual Meeting, and during the Annual Meeting, such list will be available to registered stockholders as a link on the virtual meeting platform at https://meetnow.global/MNHQDS2.

Items of Business
Proposal		Board Recommendation
Item 1	To elect the seven directors nominated by our Board of Directors to serve a one-year term or until their successors are duly elected and qualified or until their earlier resignation or removal	FOR
Item 2	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for fiscal year 2024	FOR
Item 3	To approve, on a non-binding advisory basis, our named executive officer compensation	FOR
Item 4	To approve an amendment to the Company’s 2008 Performance Incentive Plan (the “2008 Plan”), including an increase in the number of shares available for grant under the 2008 Plan	FOR
Item 5	Consider and act on any other matter that may properly be brought before the Annual Meeting or any postponements or adjournment thereof	N/A

HOW TO VOTE: YOUR VOTE IS VERY IMPORTANT

Dear Willdan Stockholders:

Your vote is very important. We recommend you vote by proxy ahead of the Annual Meeting even if you plan to participate in, and vote at, the virtual Annual Meeting.

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

Telephone	Internet	Mail
1-800-652-VOTE (8683)	www.investorvote.com/WLDN	Mark, sign, date and promptly mail the proxy card when received.
Follow the instructions provided in the separate proxy card or voting instruction form you received.	Follow the instructions provided in the Notice, separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.

Refer to "Other Information—How do I vote?" in the Meeting and Voting Information section on page 76 of the accompanying proxy statement for a description of each voting method. Any proxy may be revoked by delivery of a later dated proxy or a written notice of revocation or by attending the Annual Meeting via live audiocast and voting your shares at that time. If you hold shares through someone else, such as an account with a brokerage firm, bank or other nominee, you will receive materials from your brokerage firm, bank or other nominee instructing you how to vote.

By Order of the Board of Directors
/s/ Kate M. Nguyen
Kate M. Nguyen
Secretary

Important Notice about the Availability of Proxy Materials. The Notice of the 2024 Annual Meeting, proxy statement, and our 2023 Annual Report on Form 10-K are available at www.proxyvote.com. You are encouraged to access and review all the important information contained in our proxy materials before voting.

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Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted through a live audio webcast at https://meetnow.global/MNHQDS2, which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Benefits of a Virtual Annual Meeting

■

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

■

Stockholders of record and beneficial owners as of April 16, 2024 (“Record Date”) will have the ability to submit questions directly to our management and Board and vote electronically at the Annual Meeting via the virtual-only meeting platform, with procedures designed to ensure the authenticity and correctness of your voting instructions.

■

We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Attendance at the Virtual Annual Meeting

■

All stockholders of our common stock as of the Record Date may attend the Annual Meeting at https://meetnow.global/MNHQDS2 and vote their shares or ask questions during the Annual Meeting. Members of the public will also be permitted to attend the meeting, but will not be permitted to ask questions during the meeting.

■

To attend and participate in the Annual Meeting by voting or asking questions, you will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email).

■

If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual Annual Meeting platform.

■

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 9:30 a.m., Pacific Time. The Annual Meeting will begin promptly at 10:00 a.m., Pacific Time. Please allow ample time for online login.

■

We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your 15-digit control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.

■	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

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Questions at the Virtual Annual Meeting

■	Stockholders will have the opportunity to submit questions on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform.
■

Following the presentation of all proposals at the Annual Meeting, we will spend up to 30 minutes answering as many stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual Annual Meeting platform. We will publish appropriate questions submitted in accordance with the Annual Meeting rules of conduct with answers, including those questions which were not addressed directly during the Annual Meeting due to time constraints, on our investor relations website at https://ir.willdangroup.com soon after the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

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Cautionary Statement Regarding Forward-Looking Information

This Proxy Statement contains statements that constitute forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995, as amended. These statements concern our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are subject to risks and uncertainties. All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements. These statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results.

All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

■	our ability to adequately complete projects in a timely manner;
■	our ability to compete successfully in the highly competitive energy services market;
■	our reliance on work from our top ten clients;
■	changes in state, local and regional economies and government budgets;
■	our ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes;
■	our ability to make principal and interest payments on our outstanding debt as they come due and to comply with the financial covenants contained in our debt agreements;
■	our ability to manage supply chain constraints, labor shortages, rising interest rates, and rising inflation;
■	our ability to obtain financing and to refinance our outstanding debt as it matures;
■	our ability to successfully integrate our acquisitions and execute on our growth strategy; and
■	our ability to attract and retain managerial, technical, and administrative talent.

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The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and public communications. You should evaluate all forward-looking statements made in this Proxy Statement and otherwise in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date of this Proxy Statement and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

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Proxy Summary

This section contains summary information explained in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. Stockholders are urged to read the entire proxy statement before voting. We will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record that did not request to receive printed copy of our proxy materials on or about April 25, 2024 with instructions for accessing the proxy materials and voting via the Internet.

About Willdan

Willdan Group, Inc. (“we,” “our,” “us,” “Willdan” or the “Company”) is a provider of professional, technical and consulting services to utilities, private industry, and public agencies at all levels of government. As resource and infrastructure needs undergo continuous change, we help organizations and their communities evolve and thrive by providing a wide range of technical services for energy solutions, greenhouse gas reduction, and government infrastructure. Through engineering, program management, policy advisory, and software and data management, we plan, design and deliver trusted, comprehensive, innovative, and proven solutions to improve efficiency, resiliency, and sustainability in energy and infrastructure to our clients.

We believe our ability to provide innovation is enhanced by partnerships with our forward-thinking clients. We aim to create an environment that is diverse and inclusive, embracing the breadth of experience across our talent force with a culture of innovation and entrepreneurship. We are disciplined in our business delivering value to our clients. In supporting our clients, we seek to add value and provide long-term sustainable energy solutions, program management, engineering, and consultation.

Items Being Voted on and Board Recommendations

Proposal	Description	Board Vote Recommendation	Page Number With More Information
Item 1	To elect the seven directors nominated by our Board of Directors (“Board”) to serve a one-year term or until their successors are duly elected and qualified or until their earlier resignation or removal	FOR	25
Item 2	To ratify the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for fiscal year 2024	FOR	32
Item 3	To approve, on a non-binding advisory basis, our named executive officer compensation	FOR	34
Item 4	To approve an amendment to the Company’s 2008 Performance Incentive Plan (the “2008 Plan”), including an increase in the number of shares available for grant under the 2008 Plan	FOR	35
Item 5	Consider and act on any other matter that may properly be brought before the meeting or any postponements or adjournment thereof	N/A	N/A

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Proactive Stockholder Engagement

Stockholder feedback is integral to the Board’s decision making process and informs the Company’s policies, practices and disclosures. Throughout 2023, our Chief Executive Officer (“CEO”), President, Chief Financial Officer (“CFO”), and VP of Investor Relations, proactively contacted 39 investors, representing over 65% of our shares of common stock as of the end of fiscal year 2023, as well as potential holders of our equity to discuss and solicit their feedback on various matters including on our corporate governance and executive compensation programs. Investors representing over 63% of our shares of common stock as of the end of fiscal year 2023 provided feedback.

Outcomes of Stockholder Engagement

During 2023 meetings, stockholders expressed concerns related to certain areas of executive compensation, Board Governance, and Environmental, Social, and Governance (“ESG”) reporting. Our Board’s response to the feedback of our stockholders and proxy advisors are as follows:

●	Discontinued accelerating the vesting of all outstanding time-vesting equity awards and performance-based equity awards upon voluntary resignation, other than retirement, effective February 2, 2023;
●	Implemented a three-year vesting period for time-based equity awards;
●	Amended our Company bylaws to provide for, among other things, update requirements under our advance notice provisions, add exclusive forum provisions, and revised certain provisions for recent legislative and regulatory updates;
●	Amended our comprehensive clawback policy to comply with Section 10D of the Exchange Act, Rule 10D-1, and Nasdaq Listing Rule 5608;
●	Separated the roles of Chairman of the Board and CEO;
●	Published our Sustainability Report in 2023; and
●	Continued to drive forward the participant job-placement rates of graduates from the Willdan Clean Energy Academy, which offers free training in energy efficiency skills to disadvantaged workers in New York City and the Los Angeles City area. In 2023, we achieved new milestone of reaching over 73% participant job placement rate.

2023 Performance Highlights

Revenue	$510.1 Million
Net Income (Loss)	$10.9 Million
Adjusted EBITDA(1)	$45.7 Million
Cash from Operations	$39.2 Million
(1)	See Appendix B for the Company’s reconciliation of Net Income to Adjusted EBITDA.

Our record-setting success in fiscal 2023 was driven by the growth in the energy transition market and expanding revenue in municipal engineering and financial services. In fiscal 2023, we delivered organic year over year revenue growth of 18.9% and our common stock closed at $21.50 per share at the end of fiscal 2023, an increase of 20.4% compared to $17.85 at the end of fiscal 2022.

We serve one of the most dynamic market segments in the world at one of the most exciting times. Demand for a cleaner, low carbon energy cycle is transforming the electric grid, building design and management, industrial production and transportation networks. We help our clients evaluate new technical advances and implement sustainable cost-effective solutions to advance and transform the delivery and consumption of energy and other government infrastructure. We also have a long history of serving municipal governments in planning and managing the energy transition and other infrastructure management changes.

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2024 Director Nominees

All of the director nominees are currently serving as directors of the Company and were previously elected to serve on the Board by our stockholders.

Our Board has recommended that all incumbent directors be re-elected at the Annual Meeting. The following table reflects information on the seven director nominees, including our board committee composition.

Name	Age	Director Since	Positions Held with Willdan or Principal Occupation (Other Than Director)	Independent	AC	CC	NCG	SMAC
Thomas D. Brisbin	71	2007	Chairman of the Board
Michael A. Bieber	55	2023	President & Chief Executive Officer
Steven A. Cohen	70	2015	Lead Independent Director, Senior Vice Dean & COO - School of Professional Studies at Columbia University	X	M		M	C
Cynthia A. Downes	63	2021	President and CEO at Fide Professional Services	X	C	M
Vice Admiral Dennis V. McGinn	78	2017	Retired, Assistant Secretary of the Navy for Energy, Installations, & Environment	X		C	M	M
Wanda K. Reder	59	2021	President and CEO at Grid-X Partners, LLC	X	M	M	M
Mohammad Shahidehpour	68	2015	Bodine Chair Professor in the Electrical & Computer Engineering Department at the Illinois Institute of Technology	X		M	C	M
Each of the incumbent directors attended or participated in at least 96% of the total number of meetings of the Board and of the committees of the Board on which such director served, during the period for which such director served. During 2023, there were six board meetings held and all of our directors attended our 2023 annual meeting of stockholders.				Meetings Held in Fiscal 2023	5	6	6	4

AC = Audit Committee	NCGC = Nominating and Corporate Governance Committee	C = Chairperson
CC = Compensation Committee	SMAC = Strategy, Mergers and Acquisitions Committee	M = Member

The Board composition, including last year’s refreshment and leadership changes of the AC, CC, and NCGC, evidences our Board’s commitment to representing the long-term interest of shareholders through continuous effort to obtain representation of individuals from diverse backgrounds and with a range of skills, qualifications, experiences, and perspectives.

(1)	One of our director nominees self-identifies as Asian.
(2)	Dr. Brisbin, as a result of being the Company’s former CEO and having retired from this position in December 2023, does not qualify as independent. In addition, Mr. Bieber, due to his employment as our CEO, does not qualify as independent.

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Executive Officer Compensation

Our CC designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. We pay for performance with compensation dependent on our achievement of financial and business performance objectives while aligning our executive leadership team’s interests to create value for our stockholders.

Executive Officer Group Compensation Components(1)

(1)	Based on active NEOs as of fiscal year-end 2023. See the Compensation Discussion and Analysis (“CD&A”) section below for a description of the manner in which these amounts are determined.

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Compensation Highlights

Underlying our compensation program is an emphasis on sound governance practices. These practices are summarized below and described in further detail in the CD&A section below.

We Do
Structure a significant portion of compensation to be at risk and tied to Company performance	Include clawback provisions for cash bonuses, and PBRSUs
Perform annual say-on-pay advisory vote for stockholders	Minimum vesting requirements
Review officer compensation against our peer group	Deliver pay that is aligned with performance (below target for performance below target and above target for performance above target)
Maintain stock ownership goals for management and all officers and non-employee directors	Solicit feedback on executive compensation through stockholder engagement
Utilize an independent external compensation consultant every two years whose independence is reviewed by CC

We Do Not
Accelerate outstanding equity awards due to voluntary termination, other than retirement	Re-price or exchange outstanding options and PBRSUs
Provide gross-ups to cover tax liabilities associated with executive perquisites	Grant stock options with an exercise price less than fair market value on the date of grant
Allow directors, officers or employees to hedge or pledge company stock	Promise multiyear guarantees for bonus payouts or salary increases
Pay out dividends or dividend equivalents on unvested equity awards	Provide excise tax gross-up payments in connection with change in control severance benefits

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Sustainability, Human Capital, Community Responsibility and Corporate Governance

Our business model is focuses on improving sustainability in the businesses and communities with which we work. A significant portion of our revenues are derived from improving energy efficiency, reducing green house gases, and making infrastructure more sustainable. We are dedicated to environmental sustainability and the integration of the environmental, social and governance ("ESG") framework into our business practices and decision-making. We are committed to operating responsibly and ethically and to the protection of our planet as we grow our business in the communities where we live and work. Our goal is to reduce our ecological footprint and our environmental impact, as we help our clients reduce carbon intensity to become cleaner, more sustainable organizations, and to achieve their own sustainability goals. Our ESG framework spans the following six categories:

GOVERNANCE

- *Ensuring oversight of strategies and operations*
- *Promoting ethical behavior across our business*
- *Safeguarding our corporate network and the data it stores*

ENVIRONMENT

- *Identifying and pursuing efficiencies to reduce GHG emissions*
- *Increasing our use of renewable energy and innovative low-carbon technologies*
- *Supporting waste management initiatives*

PEOPLE

- *Building a diverse and inclusive workforce*
- *Supporting our employees with industry-leading well-being benefits*
- *Investing in our employees through education and training*

SAFETY

- *Fostering a culture of safety through company policies and initiatives*
- *Providing safety trainings to our workforce*
- *Improving safety standards via collaboration with regulators and industry groups*

COMMUNITY INVESTMENT

- *Training and developing community-based organizations*
- *Established and financed the Willdan Clean Energy Academy for disadvantaged communities*
- *Revitalizing communities and other public places*

OPERATIONS

- *Minimizing environmental impact via increased use of low carbon technologies*
- *Using key performance indicators to analyze our commitment and drive continuous improvement*

Our technical consulting services have a low carbon intensity, as we do not manufacture or distribute products, making our environmental impact relatively small. As a professional services firm, we believe our main contributors to environmental impact are leased office space, business travel, technology, and waste, primarily paper use.

Human Capital Management

We bring together a purpose-driven team of engineers, scientists, consultants, program managers, technical specialists, and policy analysts from a wide variety of backgrounds to solve our clients’ challenges. At the end of FY 2023, we employed a total of 1,616 employees, excluding contractors. Our employees include, among others, licensed electrical, mechanical, structural, geotechnical and civil engineers; land surveyors; certified building officials; certified inspectors and plans examiners; licensed architects and landscape architects; certified planners; energy sales and audit specialists; installation technicians; program managers; policy advisors and information technology specialists.

We strive to maintain a culture of acceptance and individuality, where all employees feel respected, included, and encouraged to contribute their unique perspectives, develop innovative ideas, and bring their best skills to work each day. We value the richness that diversity and inclusion bring to our workforce and are proud that our employees represent various races, genders, ages, national origins, and points of view. Our culture is focused on hiring, empowering, and retaining highly talented employees and professionals with the diverse background and expertise

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required to develop solutions for the current and future energy and infrastructure challenges and to help us consistently raise the bar and drive innovation forward.

We regularly look for ways to grow our business and better support and invest in our people. We are committed to continued implementation of initiatives based on the feedback received from the company-wide employee engagement surveys. In 2023, led by our action committees, we continued our efforts to implement the top employee initiatives from our recent surveys, which include Communication, and Learning and Development.

During 2023, we facilitated our first Diversity, Equity, and Inclusion (“DEI”) survey and implemented an intranet communication platform for the Company. We are committed to conducting employee engagement surveys to ensure our people are heard. In addition, in 2023, we implemented our online learning and development platform across the Company with an extensive learning catalogue of over 26,000 courses to promote the education and advancement of our people. We also built upon the partnership with a job-posting solution to integrate our Applicant Tracking System with millions of local candidates and underrepresented job seekers through their network of community-based organizations and niche job boards.

Community Responsibility

To encourage more diversity and to encourage talented people to join our team, we partner with professional organizations that represent and support a diverse pool of applicants. We actively seek out and hire minority-owned subcontractors on our projects and, in conjunction with our clients, we regularly propose and achieve specific percentage content goals for the use of minority-owned and disadvantaged businesses in our projects. These partnerships offer economic opportunity to local, minority-owned, and disadvantaged business enterprises. At Willdan, we believe that we can better serve all communities by utilizing qualified employees, suppliers, and subcontractors that mirror the culture and demographics of the communities where we live and work.

To support workplace development and the communities we serve, training is offered to our employees and for those who wish to join the growing clean energy sector. In 2023, the Willdan Clean Energy Academy achieved a 73%+ successful employment outcome rate for its over 500 graduates, with 70% of those students coming from disadvantaged communities and/or priority populations.

Corporate Governance

Under the direction of the Board, we have designed our corporate governance program to promote compliance with applicable laws and regulations, the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq Stock Market (the “Nasdaq Rules”) and to reflect best practices of other public companies.

We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section on our website at ir.willdangroup.com/corporate-governance, which includes the following corporate governance documents:

■	Code of Ethical Conduct
■	Charters for our Board’s AC, CC, NCGC, and SMAC
■	Insider Trading Policy
■	Management Stock Ownership Guidelines for Executives and Non-Employee Directors

In addition to the above corporate governance documents, futher information on Sustainability and other company policies, such as our Human Rights Policy, can be found at willdan.com/CorporateSustainability.

Information on our website is not and should not be considered part of, nor is it incorporated by reference in this proxy statement. You can receive copies of these documents, without charge, by written request mailed to our Corporate Secretary at Willdan Group, Inc., 2401 E. Katella Avenue, Suite 300 Anaheim, California 92806.

Our 24-hour hotline (“Whistleblower Policy”) is managed by an outside party that is available to all stakeholders, including our employees, for the anonymous submission of complaints by telephone and internet. All complaints received from our 24-hour hotline go directly to our AC chair and to our Lead Independent Director. During fiscal 2023, we did not receive any complaints relating to accounting, internal controls, or auditing matters.

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Willdan conducts its business on the basis of the quality of its services and the integrity of its association with its clients and others. Our Code of Ethical Conduct demonstrates our commitment to ascribing to the highest standards of ethical conduct in the pursuit of our business and applies to all of our directors, officers, and employees. Our employees are trained on and affirm their commitment to complying with the policies when they first join our Company and regularly thereafter. Our Company has a written “related person transaction” policy. Under the policy, the AC reviews and approves transactions between Willdan and “related persons” (as defined in the policy). See the section “Certain Relationships and Related Person Transactions - Related Persons Transaction Policy” for more information.

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Willdan Board of Directors

Overview

Our Board of Directors is responsible for overseeing, counseling, and directing management in serving the long-term interests of our Company and stockholders, with the goal of building long-term stockholder value and ensuring the strength of our Company for our clients, associates, employees, and other stakeholders. In this capacity, the Board’s primary responsibilities include establishing an effective corporate governance program with a board and committee structure that ensures independent oversight; overseeing our business practices, strategies, and risks; maintaining the integrity of our financial statements; evaluating the performance of our senior executives and determining their compensation; undertaking succession planning for our CEO and other senior executives and directors; and reviewing our 2008 Amended and Restated Performance Incentive Plan (“2008 Plan”) and significant strategic and operational objectives and actions.

Director Independence

The Board has determined that each of Messrs. Cohen, McGinn, Renken and Shahidehpour and Mss. Downes and Reder are independent pursuant to the applicable independence requirements set forth in the rules of the listing standards for the Nasdaq Stock Market (the “Nasdaq Rules”) and by the SEC because they either have no relationship with the Company (other than as a director and stockholder) or because any relationship they have with the Company is immaterial. Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an executive officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Dr. Brisbin, as a result of being the Company’s former CEO and having retired from this position in December 2023, does not qualify as independent. In addition, Mr. Bieber, due to his employment as our CEO, does not qualify as independent.

Board Leadership Structure

Our Board does not have a policy with respect to whether the roles of CEO and Chairman should be separated or combined. In the past, we had a combined Chairman/CEO role as well as a Lead Independent Director. On December 29, 2023, Dr. Brisbin retired and resigned as Chief Executive Officer of the Company but continued his service as Chairman of the Board after December 29, 2023. Effective December 30, 2023, Mr. Bieber was appointed CEO and we separated the roles of CEO and Chairman of the Board at that time.

From March 2017 to March 2021, Keith W. Renken served as Lead Independent Director of the Board. In March 2021, the Board appointed Steven A. Cohen as Lead Independent Director.

Board Committees

The Board has four standing committees: the Audit Committee (“AC”), the Compensation Committee (“CC”), the Nominating & Corporate Governance Committee (“NCGC”), and the Strategy, Mergers & Acquisitions Committee (“SMAC”). Each of our Board committees has a separate written charter that describes its purposes, membership, meeting structure, authority, and responsibilities. These charters, which may be found in the Corporate Governance section of our website at ir.willdangroup.com/corporate-governance, are reviewed annually by the respective committee, with any recommended changes adopted upon approval by our Board.

Each of these committees regularly reports to the Board as a whole. The following summaries identify the members of each committee as of the date of this Proxy Statement. The composition of each committee may change from time to time. In 2024, the composition of all four standing committees were updated and approved by the Board.

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Board Skills, Experience, and Diversity Matrix

Our amended and restated bylaws provide that the authorized number of directors of the Board shall be set by a resolution of the Board. The Board has fixed the number of directors at seven. We believe a limited number of directors helps maintain personal and group accountability. All of our current directors have been nominated for election by the Board upon recommendation by the NCGC. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meeting of stockholders, the Company encourages directors to attend. The following matrix provides information regarding the members of our Board as of April 19, 2024:

	Thomas D. Brisbin	Michael A. Bieber	Steven A. Cohen	Cynthia A. Downes	Dennis V. McGinn	Wanda K. Reder	Mohammad Shahidehpour
SKILLS AND EXPERIENCE
Senior Leadership	●	●	●	●	●	●	●
Industry & Technical Expertise	●		●	●	●	●	●
Client Regulatory			●		●	●
Business Development and M&A	●	●	●	●	●	●	●
Financial Sophistication	●	●	●	●		●
Talent Management & Compensation	●	●		●	●	●	●
Governance & Risk Oversight	●	●	●	●	●		●
Innovation & Technology					●	●	●
TENURE AND INDEPENDENCE
Tenure (years)	16	7*	9	2	7	2	9
Independence			●	●	●	●	●
DEMOGRAPHICS
Age	71	55	70	63	78	59	68
Gender Identity	M	M	M	F	M	F	M
African American or Black
Alaskan Native or Native American
Asian							●
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White/Caucasian	●	●	●	●	●	●
LGBTQ+
Military Veteran					●

The matrix is intended to be a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board.

* Mr. Bieber was appointed a director on December 30, 2023.

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Corporate Governance Policies

Our corporate governance policies are reviewed at least annually and amended from time to time to reflect the beliefs of our Board, changes in regulatory requirements, evolving best practices, and recommendations from our stockholders.

Matter	Description of Policy

Board Composition	▪ Fixed Number. Our Board is currently fixed at seven directors until changed by the Board.
Director Independence	▪ Majority Independent. Seventy-one percent of our directors satisfy applicable Nasdaq and SEC independence standards.
▪ Regular Executive Sessions. Our independent directors meet in executive session following each meeting of the Board, each meeting of the AC, and as needed following other committee meetings.
Board Leadership Structure

▪      Lead Independent Director. We have separate roles for Chairman of the Board and CEO. In addition, our directors have collectively appointed one of our independent directors to serve as Lead Independent Director with established roles and responsibilities. See the Board Leadership Structure section above for further details.

▪      Annual Review. The Board annually reviews its leadership structure and appoints the Chairman of the Board and determines whether the positions of Chairman of the Board and CEO will be held by one individual or separated.

Board Committees	▪ Independence. Board Committees are comprised only of independent directors.

▪      Governance. Board Committees act under charters evaluated annually that set forth their purposes and responsibilities. The charters allow for engagement, at our expense, of independent legal, financial, or other advisors the committee members deem necessary or appropriate.

▪ Attendance. Directors are expected to attend all meetings of the Board and the committees on which they serve, and are strongly encouraged to attend our annual stockholder meetings.
Director Qualifications

▪      Diverse and Relevant Experience. The NCGC works with the Board to determine the appropriate characteristics, skills, and experiences for the directors. We are committed to selecting qualified candidates regardless of gender, ethnicity, and national origin.

Board Duties

▪      Succession Planning. The NCGC works on a periodic basis with the CEO to review, maintain, and revise, as necessary, the Company's succession plan. The CEO reports annually to the Board on succession planning for CEO and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.

▪ Financial Reporting, Legal Compliance, and Ethical Conduct. Our Board maintains governance and oversight functions, but our executive management maintains primary responsibility.
Continuous Board Improvement	▪ New Director Orientation. All new directors participate in an orientation program to familiarize them with our Company.

▪      Continuing Education. Directors continue their education through meetings with executive management and other managers to enhance the flow of meaningful financial and business information. They also receive presentations to assist with their continuing education. Directors also attend outside director education programs to stay informed about relevant issues.

▪      Annual Evaluations. The NCGC oversees an annual board performance evaluation policy that includes individual director self-assessments and an assessment of each of the Board’s four standing committees.

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Audit Committee

Meetings in FY 2023:	5	Average Attendance in FY 2023:	100%

Chair:
Cynthia A. Downes	▪ Oversee the integrity of the Company’s financial statements and financial reporting

Members:	▪ Oversee compliance with legal and regulatory requirements
Steven A. Cohen Wanda K. Reder
▪ Discuss policies with respect to risk assessment, monitoring and mitigation with management and independent auditor

All members satisfy the audit committee experience and independence standards required by the Nasdaq Rules and the Exchange Act and have been determined to be financially literate in accordance with the Nasdaq Rules.

▪ Review qualifications and independence of the Company’s independent registered public accounting firm

▪ Review performance of the Company’s internal reporting and audit functions

Under applicable SEC regulations, Ms. Downes has been determined to be an "audit committee financial expert".	▪ Oversee the Company’s disclosures controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics

▪ Retain and oversee the independent auditor and review and approve the scope of the audit conducted by the independent auditor

Compensation Committee

Meetings in FY 2023:	6	Average Attendance in FY 2023:	96%

Chair:
Vice Admiral Dennis V. McGinn

▪      Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if and as required by applicable rules and regulations

▪      Review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies, and recommend performance-based incentives that support and reinforce the Company’s long-term strategic goals, organization objectives and stockholder interests

▪      Annually review and approve objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those objectives and set the Chief Executive Officer’s compensation level based on this evaluation

Members: Cynthia A. Downes Wanda K. Reder Mohammad Shahidehpour

▪      Consider and approve the selection, retention and remuneration arrangements for senior executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate

All members satisfy the independence standards required by the Nasdaq Rules and Exchange Act.

▪      Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans and approve for submission to stockholders all new stock option and equity compensation plans, including amendments or supplements thereto

▪ Administer the Company’s 2008 Plan, 2006 Stock Incentive Plan (the “2006 Plan”) and the ESPP
All members qualify as "nonemployee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
▪ Authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers including all NEOs (as defined below)

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Nominating & Corporate Governance Committee
Meetings in FY 2023:	6	Average Attendance in FY 2023:	96%

Evaluate the size and composition of the Board, review and develop critieria for Board membership, and evaluate the independence of existing and prospective directors
Chair:
Mohammad Shahidehpour	▪ Evaluate the size and composition of the Board, review and develop criteria for Board membership, and evaluate the independence of existing and prospective directors

Members: Steven A. Cohen Vice Admiral Dennis V. McGinn Wanda K. Reder

▪      Actively seek and evaluate qualified individuals to become new directors as needed, establish procedures to solicit, review and recommend to the Board potential director nominees proposed by stockholders and recommend to the Board the director nominees for the annual meeting of stockholders and any special meeting at which directors are elected

▪      Review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status

▪      Take diversity considerations into account when identifing director candidates

All members satisfy the independence standards required by the Nasdaq Rules and Exchange Act	▪ Evaluate the nature, structure and operations (including authority to delegate to subcommittees) of other Board committees

▪      Periodically review and, in the NCGC’s discretion, recommend to the Board changes to, the Company’s certificate of incorporation, bylaws, corporate governance policies and practices, and other present or future policies of the Company as they relate to corporate governance matters

Strategy, Mergers and Acquisitions Committee
Meetings in FY 2023:	4	Average Attendance in FY 2023:	100%

Chair:
Steven A. Cohen

▪      Review with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, and investments including mergers and acquisitions

▪ Review and recommend to the Board or take actions on behalf of the Board relating to the Company’s financial and strategic plans
Members:
Vice Admiral Dennis V. McGinn Mohammad Shahidehpour

▪      Review and recommend to the Board actions relating to offerings of the Company’s debt or equity securities, purchases or disposals of treasury shares, except the repurchase of shares pursuant to approved employee benefit plans, stock splits or reclassification of shares any dividend declaration, guarantees of unconsolidated third party indebtedness and certain other financial transactions and strategies

▪ In consultation with the AC, as appropriate, review periodically the Company’s risk management strategies

▪ Be available to management as needed regarding various matters such as reviewing the relationships with the Company’s principal lending institutions and investment and strategic advisors

Executive Sessions

Our Board believes it is important to have executive sessions without our CEO or other management being present. Executive sessions are led by our Chairman and Lead Independent Director. Our independent directors have robust and candid discussions at these executive sessions during which they can critically evaluate the performance of our company, CEO, and management. An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Chairman or Lead Independent Director in their own discretion or at the request of the Board.

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Oversight of Risk Management

The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies, and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board, with reporting in the areas of enterprise risks, cybersecurity and information security, sustainability, human capital management, other ESG matters, and succession planning.

Cybersecurity is a critical part of risk management at Willdan. The Board is responsible for overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats. The Company’s cybersecurity team helps identify and assess risks from cybersecurity threats by monitoring and evaluating the Company’s threat environment using various methods. The Company uses third-party cybersecurity consultants and auditors who help its cybersecurity team in identifying, assessing, and managing material risks from cybersecurity threats, including by evaluating and enhancing our cybersecurity posture. In 2020, the Company completed an ISO/IEC 27001:2013 certification process for some of its information security systems and, in 2022, the Company completed a Systems and Organization Controls 2 (“SOC 2”) certification process for some of its information security systems. The Company performs ongoing assessments of its cybersecurity risks, and in conjunction with the ISO 27001 and SOC 2 certifications, the Company undergoes annual external audits that include reviews of its cybersecurity risk assessment processes and policies. These audits are a useful tool for ensuring that we maintain a robust cyber security program to protect our investors, customers, employees, and intellectual property. The Company has information security training and compliance programs which regularly tests employees and executives on items such as phishing attacks. We also maintain a cyber security insurance program which is reviewed on an annual basis. The oversight responsibility of the Board and its committees is supported by Company management and the risk management processes that are currently in place.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. The Company has incorporated prohibitions on various hedging activities (such as prepaid variable forward sale contracts, collars, equity swaps, or exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities without the full risks and rewards of ownership within its insider trading policy, which policy applies to directors, officers and employees of the Company and their family members. The policy prohibits trading in any interest or position relating to the future price of Company securities, such as put, call or short sale. This policy also applies regardless of whether such Company securities (i) were granted to the director, officer or employee as part of their compensation or (ii) are held directly or indirectly by the director, officer or employee.

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Executive Development and Succession Planning

Our Board is involved in the identification and cultivation of our future leaders. The NCGC works on an annual basis with the CEO to review, maintain and revise, as necessary, the Company’s succession plan upon the CEO's retirement and in the event of an unexpected occurrence. The CEO reports annually to the Board on succession planning for the CEO and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors. The CEO also makes available to the NCGC on a continuing basis, the CEO's recommendations regarding his successor should he become unexpectedly disabled.

Stockholder Submission of Director Nominees

The NCGC will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner and using the same criteria as used for any other director candidate. To be properly communicated, stockholders desiring to recommend candidates for consideration by the NCGC and the Board should submit their recommendations in writing to the NCGC Chair, c/o Corporate Secretary, Willdan Group, Inc. 2401 East Katella Avenue, Suite 300, Anaheim, CA 92806, together with all information about the stockholder and the candidate that would be required pursuant to Section 2.04(b)(1) of our Bylaws if the stockholder was nominating the candidate for election to the Board. The NCGC may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.  For a discussion of the factors and other criteria the NCGC and Board will consider when evaluating a director candidate, see “Proposal 1: Election of Directors.”

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the NCGC as described above) must deliver written notice to our Secretary in the manner described in Section 2.04(b)(1) of our Bylaws and otherwise in accordance with SEC regulations, and as further described in the Meeting and Voting Information section of this proxy statement under "Requirements for Proposals to be Considered for Inclusion in Proxy Materials and for Nomination of Director Candidates.”

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Director Qualifications

Qualifications that are particularly desirable for our directors to possess in order to provide oversight and stewardship of our company include the following:

Qualifications	Descriptions	Value to Our Board and Stockholders
Senior Leadership Experience	Service in a senior executive position	Provide us with valuable external perspectives with which to assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures.
Industry and Technical Experience	Experience in consulting and engineering services that focus on energy efficiency, the environment, sustainable infrastructure, renewable energy and energy transition	Allow us to better understand the needs of our clients in developing our business strategies, as well as evaluate acquisition and divestiture opportunities.
Client Regulatory Experience	Service in a position that requires interaction with utilities, municipalities, and commercial clients

Provides us with experience and insight into working constructively with utility commissions, state and local agencies and administrators and addressing significant public policy and regulatory compliance issues in areas related to our business and operations.

Business Development and M&A Experience	Background in business development and in the analysis of proposed M&A transactions

Provides us with insight into developing and implementing strategies for growing our business through combinations with other organizations, including analysis of the "fit" of a proposed acquisition with our company's strategy, the valuation of the transaction, and the management plan for integration with existing operations.

Financial Sophistication	Understanding of accounting, auditing, tax, banking, insurance, or investments	Help us to oversee our accounting, financial reporting, and internal control processes; manage our capital structure; optimize capital allocation; and undertake significant transactions.
Talent Management / Compensation Experience	Practical experience developing, managing, motivating, and compensating employees

Provide us with insight into cultivating an inclusive culture consistent with our values and purpose, providing an engaging work environment, attracting top talent, investing in our employees, supporting their career development, and remaining competitive in the marketplace.

Governance and Risk Oversight Experience	Practical experience in risk governance, enterprise risk management framework, and knowledge, understanding of risk monitoring and mitigation

Help us understand enterprise risk management program structures as well as practices and policies designed to identify and manage risks and properly align risk-taking with overall governance and operations.

Innovation / Technology Experience	Practical experience with technology transformation and disruption	Allow us to better understand and anticipate technical trends, generate disruptive innovation, and extend and create new business models.

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The grid below summarizes the qualifications of our director nominees:

Number of Nominees	Qualifications of Director Nominees
7	Senior Leadership Experience
6	Industry and Technical Expertise
3	Client Regulatory Experience
7	Business Development and M&A Experience
5	Financial Sophistication
6	Talent Management/Compensation Experience
6	Governance and Risk Oversight Experience
2	Innovation/Technology Experience

Board Refreshment

Our governance policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the Board, we believe they are counterbalanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations, and risks and continues to provide valuable contributions to Board deliberations. This practice balances the institutional knowledge of our longer-tenured directors with the fresh perspectives brought by our newer directors.

Our Board has shown an ongoing commitment to board refreshment and to having highly qualified and independent perspectives. Of our seven director nominees, three joined our Board since 2021.

Director Diversity

Our Company recognizes the value of diversity and we endeavor to a have a diverse Board with experiences in business, technology, finance, business development, government, energy, and risk management. Our NCGC continues to seek diverse candidates as board positions become available. Board gender and ethnic diversity has become a significant selection factor in our Board selection process. In addition to gender and ethnic diversity, the NCGC focuses on skills, expertise, and background of director nominees to complement the existing Board in light of the diverse and national nature of our businesses and operations. We enhanced our gender diversity on the Board in 2021, appointing two women independent directors. As of April 19, 2024, three of our seven directors self-identify as “diverse” as such term is defined in Rule 5605(f) of The Nasdaq Stock Market LLC (“Nasdaq”).

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Active Stockholder Engagement and Communications

Stockholder Engagement

We believe that engaging with investors is fundamental to our commitment to good governance. Our CEO, President, CFO, and VP of Investor Relations regularly seek opportunities to engage with our investors to gain and share valuable insights into current and emerging business and governance trends that our shareholders tell us matter most to them. In addition, we seek opportunities to connect with our investors to increase their understanding of our business, our long-term growth strategy, our executive compensation philosophy and program, risk management and our commitment to corporate governance, environmental and social issues. In addition to senior management, members of our Compensation Committee are available for consultation with our major shareholders when requested.

The Company continues to receive constructive feedback from ESG investors, many of whom are European-based. These European-based funds have a particular focus on measuring our performance and related disclosure of ESG metrics. The Company issued its 2022 sustainability report in early April 2023.

In 2023, we met with 39 investors, representing over 65% of our shares of common stock outstanding as of year-end 2023

Stockholders representing 63% of our shares of common stock outstanding as of year-end 2023 provided feedback

Topics discussed include our energy efficiency contracts with independent owned utilities, performance period length and metrics for our equity compensation program, balance sheet capitalization, growth strategy, risk management practices, and our focus on sustainability and governance practices. These meetings were conducted in person, via teleconference, via videoconference, or one-on-one at industry conferences. Our engagement activities take place throughout the year and we also conduct quarterly earnings calls where we try to answer many of the new questions that we receive during our investor outreach.

Communications With the Board

Stockholders and other interested parties who wish to communicate with the Board or non-management directors of the Company can send an email to nonmanagementdirectors@willdan.com or send their correspondence to Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Willdan Group, Inc., 2401 E. Katella, Suite 300 Anaheim, California 92806.

All such communications will be reviewed by the Corporate Secretary or their designee for the sole purpose of determining whether the contents represent a message to the Board. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that they otherwise determine requires the attention of any member, group or committee of the Board. The Corporate Secretary will not forward junk mail, job inquiries, business solicitations, offensive or otherwise inappropriate materials.

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Proposal 1:

Election of Directors

Our Board is currently fixed at seven directors, each to be elected on an annual basis, until changed by the Board. All of the director nominees are currently serving as directors. Each of the director nominees, if elected at the Annual Meeting, will hold office until the 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.

Each director nominee has consented to be nominated and to serve if elected. We have no reason to believe that any of the director nominees will be unavailable for election or unable to serve if elected. However, if any director nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may adopt resolutions to reduce the number of directors to be elected at the Annual Meeting.

Recommendation of Board of Directors

Our Board of Directors recommends that you vote “FOR” each of the director nominees.

2024 Director Nominees

The following pages provide information about each nominee for election at the Annual Meeting, including his or her age, Board leadership roles held, and business experience during at least the past five years, including the skills and qualifications that led to our conclusion that each such person should serve as one of our directors. We also indicate the name of any other public company for which each nominee currently serves as a director or served as a director during the past five years.

The information relating to each director nominee led our Board to the conclusion that he or she should be elected as a director in light of the Company's business and structure. We believe that each of these director nominees has integrity and adheres to our high ethical standards. In addition, each nominee has demonstrated the ability to exercise sound judgment as well as a commitment to servicing the long-term interests of our stockholders.

The Company believes that the members of the Board should have a range of skills, experience, diversity and expertise that enables the Board to provide sound guidance with respect to the Company’s operations and interests. When considering a director candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate’s background and accomplishments. The NCGC identifies new candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics and recommends nominees for director to the Board for approval.

The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly in energy efficiency, engineering, consulting and finance.  All of the director nominees hold or have held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below. In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which the Company believes increases their knowledge of effective corporate governance.

The Board also believes that each of the director nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience and thought and the commitment to devote significant time and energy to serve on the Board and its Committees. The following biographies provide further qualifications, attributes and other information with respect to the director nominees.

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Dr. Thomas D. Brisbin | Chairman	Director Since 2007

Experiences

▪      Director since 2007. Chairman since November 2016. CEO from April 2007 to December 2023. President from April 2007 to November 2016

▪      Vice President and Consultant of AECOM Technology Corporation from 2004 to 2007

▪      Chief Operating Officer and Executive VP at Tetra Tech, Inc. from 1999 to 2004

▪      Co-founder and President of PRC Environmental Management, Inc. from 1978 to 1995

▪      Research Associate at Argonne National Laboratory and Adjunct Professor - Illinois Institute of Technology (IIT) prior to PRC

Age: 71 Board Committees: None.

Skills and Qualifications

Senior leadership; industry & technical experience; business development and M&A; financial sophistication; talent management & compensation; governance & risk oversight

▪      B.S. Northern Illinois University. Ph.D. Environmental Engineering Illinois State Technology

▪      Completed Harvard Business School's Advanced Management Program

Michael A. Bieber | President and Chief Executive Officer		Director Since 2023

Experiences

▪     CEO and Director since December 2023. President since November 2016. Senior Vice President, Corporate Development from 2014 to 2016

▪     Vice President and other leadership roles at Tetra Tech, Inc. including managing mergers & acquisitions, investor relations, business development, and communications from 1996 to 2014

▪     Strategic business consultant at CRC, Inc. to large defense, infrastructure, and environmental firms from 1995 to 1996

▪     Project manager and engineer on government nuclear and commercial environmental projects at IT Corporation (now CB&I) from 1990 to 1995

Age: 55	Skills and Qualifications

Senior leadership; industry & technical experience; business development and M&A; financial sophistication; talent management & compensation; governance & risk oversight

▪      B.S. Civil Engineering from the Tennessee Technological University

Board Committees: None.

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Steven A. Cohen | Independent		Director Since 2015

Experiences

▪      Senior Vice Dean and Chief Operating Officer of the School of Professional Studies at Columbia University (CU). Directs CU's Master of Sustainability Management Program. Professor in the Practice of Public Affairs at CU's School of International and Public Affairs. Director of CU's Master of Public Administration Program in Environmental Science and Policy

▪      Consultant to U.S. Environmental Protection Agency for past three decades, most recently from 2005-2010

▪      Served on the U.S. Environmental Protection Agency’s Advisory Council on environmental Policy and Technology from 2001-2004

▪      Director of Columbia's Graduate Program in Public Policy and Administration from 1985 to 1998

▪      Former policy analyst for U.S. Environmental Protection Agency before joining CU in 1981

Age: 70	Skills and Qualifications

Senior leadership; industry & technical expertise; client regulatory; business development and M&A; financial sophistication; governance & risk oversight

▪      B.A. Political Science from Franklin College; M.A. Political Science from University of New York at Buffalo (SUNY-Buffalo)

▪      Ph.D. Political Science from SUNY-Buffalo

Board Committees: Lead Independent Director; Chairperson, Strategy, Mergers and Acquisitions Committee; Member, Audit Committee; Member, Nominating & Corporate Governance Committee

27

Cynthia A. Downes | Independent		Director Since 2021

Experiences

▪      President and CEO of Fide Professional Services, which she founded in 2017

▪      Chief Financial Officer of Constant and Associates, Inc. from 2020 to 2022

▪      Accounting & Finance leadership consulting services for Guidehouse, a $1B+ consulting firm, from 2018 to 2019

▪      Executive Vice President, Chief Financial Officer and Treasurer at Versar, Inc. (NYSE:VSR) from 2011 to 2017

▪      Vice President and Chief Financial Officer of Environmental Design International Inc. from 2009 to 2011 and Vice President of Finance of GDI Advanced Protection Solutions from 2008 to 2009

▪      Previously spent 15 years at Tetra Tech, Inc. (Nasdaq:TTEK), ultimately serving as Vice President and Chief Financial Officer of its subsidiary, Tetra Tech, EM Inc.

▪      Current member of the Board of Trustees and Chair of the Audit Committee of Riverside Research

Age: 63	Skills and Qualifications

Senior leadership; industry & technical expertise; business development and M&A; financial sophistication; governance & risk oversight

▪      Active CPA and member of the American Institute of Certified Public Accountants

▪      B.S. Accounting and Business Management Purdue University

▪      M.B.A. Northwestern University

Board Committees: Chairperson, Audit Committee; Member, Compensation Committee

Vice Admiral Dennis V. McGinn | Independent		Director Since 2017

Experiences

▪      Retired as Vice Admiral of United States Navy after 35 years. Deputy Chief of Naval Operations for Warfare Requirements and Programs. Previously commanded United States Third Fleet

▪      Assistant Secretary of the Navy for Energy, Installations, and Environment from September 2013 – January 2017

▪      Former President of the American Council on Renewable Energy

▪      Past member of the Steering Committee of the Energy Future Coalition, past member of the U.S. Energy Security Council; and past member of the Bipartisan Center Energy Board

▪      Past Co-Chairman of the CAN Military Advisory Board

▪      Prior International Senior Fellow at the Rocky Mountain Institute

▪      Member of the Board of Directors at Electric Power Research Institute

▪      Member of the Board of Directors at Customer First Renewables

Age: 78	Skills and Qualifications

Senior leadership; industry & technical expertise; client regulatory; business development and M&A; talent management & compensation; governance & risk oversight; innovation & technology

▪      B.S. Naval Engineering from the U.S. Naval Academy

▪      Participant, National Security Program at Harvard University's Kennedy School

Board Committees: Chairperson, Compensation Committee; Member, Nominating & Corporate Governance Committee; Member, Strategy, Mergers and Acquisitions Committee

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Wanda K. Reder | Independent		Director Since 2021

Experiences

▪      President and Chief Executive Officer of Grid-X Partners, LLC since 2018

▪      Chair of the Electricity Advisory Committee of the U.S. Department of Energy, member of the Finance Committee of the National Academy of Engineering and member of the board of directors and the Strategy Committee of TechPro Power Group Inc.

▪      Previously spent 14 years, from 2004 to 2018, at S&C Electric Company, ultimately serving as Chief Strategy Officer

▪      Vice President of Asset Management from 2003 to 2004 and Vice President of Engineering & System Planning from 2001 to 2003 of Exelon Energy Delivery

▪      Prior Vice President, Energy Sector of Davies Consulting, Inc.

Age: 59	Skills and Qualifications

Senior leadership; industry & technical expertise; client regulatory; business development and M&A; financial sophistication; talent management & compensation; innovation & technology

▪      Member of the National Academy of Engineering and Fellow of the Institute of Electrical and Electronics Engineers (IEEE)

▪      B.S. Engineering South Dakota State University

▪      M.B.A. University of St. Thomas

Board Committees: Member, Audit Committee; Member, Compensation Committee; Member, Nominating & Corporate Governance Committee

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Mohammad Shahidehpour | Independent		Director Since 2015

Experiences

▪      Bodine Chair Professor in the Electrical and Computer Engineering Department at IIT. Director of Robert W. Galvin Center for Electricity Innovation. University professor for over 40 years, including faculty member at IIT since 1983 and recipient of IIT's Excellence in Teaching Award

▪      Former IIT Research Vice-President overseeing $80M in annual budget and over 200 technical projects

▪      Principal investigator of over $60 million in grants and contracts related to electricity and modernization technological advances, mostly funded by government agencies such as the U.S. Department of Energy and U.S. Department of Defense

▪      Founding chair of the IEEE Great Lakes Symposium on Smart Grid and the New Energy Economy

▪      Editor-in-Chief of IEEE Transactions on Smart Grid Journal since 2009

▪      Elected Member of National Academy of Engineering in the U.S.

▪      Keynote speaker in 20 International Conferences since 2007 and counseled governments on electricity and grid modernization bills globally

Age: 68	Skills and Qualifications

Senior leadership; industry & technical expertise; business development and M&A; talent management & compensation; governance & risk oversight, innovation & technology

▪      IEEE Distinguished Lecturer; Delivered over 100 invited lectures on electricity restructuring and smart grid issues

▪      Author of six books and 400 technical papers on electric power systems

▪      B.S. Electrical Engineering from Iran's Sharif University of Technology; M.S. in Electrical in Engineering; Ph.D. from the University of Missouri

Board Committees: Chairperson, Nominating and Governance Committee; Member, Compensation Committee; Member, Strategy, Mergers and Acquisitions Committee

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Director Compensation

The following table provides information concerning the compensation for services of our nonemployee directors during FY 2023. Dr. Brisbin is a Named Executive Officer for FY2023 and his compensation is presented below under “Executive Compensation” in the Summary Compensation Table and related explanatory tables. Dr. Brisbin was not entitled to additional compensation for his services as a director for FY2023.

On December 8, 2023, Dr. Brisbin informed the Board of his intention to retire and resign as Chief Executive Officer of the Company, effective December 29, 2023. Dr. Brisbin continued his service as Chairman of the Board after December 29, 2023.

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In general, the majority of the compensation provided to nonemployee directors is delivered in equity to align director interests with those of our stockholders.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash ($)	Awards (1), (2) ($)	Awards ($)	Compensation ($)	Totals ($)
Steven A. Cohen	85,000	70,015	—	—	155,015
Cynthia A. Downes	68,500	70,015	—	—	138,515
Dennis V. McGinn	70,000	70,015	—	—	140,015
Wanda K. Reder	58,000	70,015	—	—	128,015
Keith W. Renken(3)	52,000	70,015	—	—	122,015
Mohammad Shahidehpour	70,000	70,015	—	—	140,015

(1)	The amounts reported under “Stock Awards” above represent the aggregate grant date fair value of restricted stock awards granted to Non-Employee Directors during fiscal 2023 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards contained in Part II, Item 8, Note 10, “Shareholders’ Equity”, to the Notes of Consolidated Financial Statements included as part of our 2023 Annual Report filed on Form 10-K.
(2)	As of December 29, 2023, all Non-Employee Directors each held 4,880 shares of restricted stock, of which (i) 1,295 shares of restricted stock vest on June 9, 2024 and (ii) 3,585 shares of restricted stock vest in two substantially equal installments on each of June 7, 2024 and June 7, 2025.
(3)	Mr. Renken retired from his position as Director effective March 5, 2024.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during FY 2023.

Fiscal Year
Type of Fee	2023
Annual Board Retainer	$46,000
Additional Annual Retainer to Lead Independent Director	$15,000
Additional Annual Retainer to Chair of Audit Committee	$16,500
Additional Annual Retainer to Chair of Compensation Committee	$12,000
Additional Annual Retainer to Chair of Strategy, Mergers and Acquisitions Committee	$12,000
Additional Annual Retainer to Chair of Nominating and Governance Committee	$12,000
Additional Annual Retainer to Member of Audit Committee	$6,000
Additional Annual Retainer to Member of Compensation Committee	$6,000
Additional Annual Retainer to Member of Strategy, Mergers and Acquisitions Committee	$6,000
Additional Annual Retainer to Member of Nominating and Governance Committee	$6,000

Compensation for Non-Employee Directors during FY2023 generally consisted of an annual retainer, fees for work related to board committees and a restricted stock grant award. All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Restricted Stock Awards

In June 2023, Messrs. Cohen, McGinn, Renken, and Shahidehpour and Mss. Downes and Reder were granted a restricted stock award of 3,585 shares under the 2008 Plan. Each restricted stock award granted to our Non-Employee Directors in FY2023 is subject to a two-year vesting schedule, with 50% of the award vesting on each of the first and second anniversaries of the grant date, subject in each case to the Non-Employee Director’s continued service through the applicable vesting date.

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Proposal 2:

Ratification of the Appointment of Crowe as the Company’s

Independent Registered Public Accounting Firm

Crowe served as the Company’s independent registered public accountants during the fiscal year ended December 29, 2023 and, in that capacity, audited the Company’s consolidated financial statements for the fiscal year ended December 29, 2023. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting of the appointment of Crowe as the Company’s independent registered public accountants for the fiscal year ending December 27, 2024. If stockholders do not ratify this appointment, the AC will reconsider whether or not to retain Crowe, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the AC, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Crowe will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees

Crowe

The following is a summary of the Crowe fees for professional services for the fiscal years ended December 29, 2023 and December 30, 2022.

Fee Category	Crowe 2023	Crowe 2022
Audit Fees	$935,000	$915,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$935,000	$915,000

Audit Fees. Fees for audit services provided by Crowe for fiscal 2023 and 2022 consisted of professional services for the annual audit of our consolidated financial statements and for the review of our interim condensed consolidated financial statements including quarterly reports.

The Company has been advised by Crowe that neither Crowe nor any member of Crowe has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the AC has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. In recognition of this responsibility, the AC has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services and other services. In some cases, the full AC provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the AC requires specific pre-approval before engaging the Company’s independent registered public accounting firm. The AC may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the AC at its next regularly scheduled meeting.

The AC has considered whether the provision of the services described above is compatible with maintaining the Company’s independent public accounting firm’s independence and has determined that such services have not adversely affected Crowe’s independence. Crowe did not provide any services for fiscal 2023 and fiscal 2022 that required pre-approval by the AC.

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Vote Required for Ratification of the Appointment of Crowe as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 27, 2024, requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual meeting and entitled to vote on the subject matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2024.

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Proposal 3:

Approval, on a Non-Binding Advisory Basis, of Named

Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.

Our executive compensation decisions are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

■	Align the interests of our executives with those of the stockholders;
■	Attract, motivate, reward, and retain the top contributors upon whom, in large part, our success depends;
■	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;
■	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and
■	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

We urge stockholders to read the “Executive Compensation” section beginning on page 45 of this Proxy Statement, including the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation plan statement and the key elements of our executive compensation program. The CC and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”) set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the Annual Meeting.

This vote is an advisory vote only and will not be binding on us, our Board or the CC and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the CC. However, the CC, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

The Company’s current policy is to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2025 annual meeting of stockholders.

Vote Required for Approval of the Non-Binding Advisory Resolution Approving Executive Compensation

Approval of the non-binding advisory resolution approving our executive compensation requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

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Proposal 4:

Amendment to 2008 Performance Incentive Plan

General

The Company’s long-term incentive compensation program is implemented under the Willdan Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”). The 2008 Plan emphasizes achievement of long-term performance and stockholder value creation.

On April 15, 2024, the Company’s Board of Directors approved amending and restating the 2008 Plan, subject to approval by our stockholders. At the Annual Meeting, our stockholders will be asked to approve the following amendments set forth in the amended and restated 2008 Plan:

●	Increase in Aggregate Share Limits. The 2008 Plan currently limits the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the 2008 Plan to 4,894,167 shares (plus shares subject to options granted under the Willdan Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) which expire or are cancelled or terminated). The proposed amendments would increase this limit by an additional 675,000 shares so that the new aggregate share limit for the 2008 Plan would be 5,569,167 shares (plus shares subject to options granted under the 2006 Plan which expire or are cancelled or terminated). The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2008 Plan by 675,000 shares for a new limit of 5,800,000 incentive stock options. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

●	Extension of Plan Term. The 2008 Plan is currently scheduled to expire on April 16, 2033. The proposed amendments provide for the term of the 2008 Plan to be extended until April 14, 2034, the day before the tenth anniversary from the date the plan was approved by the Board.

As of March 29, 2024, a total of 1,446,955 shares of the Company’s common stock were then subject to outstanding awards granted under the 2008 Plan, and there were then 505,666 available shares for new award grants under the 2008 Plan. The proposed amendments would increase the reserved shares under the plan by 675,000 shares. Based solely on the closing price of the Company’s common stock as reported by the Nasdaq Stock Market on March 28, 2024, the maximum aggregate market value of the additional 675,000 new shares that could be issued under the 2008 Plan is $19,568,250.

The Company believes that incentives and stock-based awards help focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2008 Plan are an important attraction, retention and motivation tool for participants in the plan. The Board believes that the number of shares currently available under the 2008 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board believes that the additional shares give the Company greater flexibility to structure future incentives and better attract, retain, and award key employees.

If stockholders do not approve this 2008 Plan proposal, the current share limits under the 2008 Plan will continue in effect and the 2008 Plan term will not be extended.

Summary Description of the 2008 Performance Incentive Plan

The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which appears as Appendix A to this Proxy Statement.

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Purpose. The purpose of the 2008 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our Board or one or more committees appointed by our Board will administer the 2008 Plan. Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2008 Plan, including, without limitation, the authority:

●	to select eligible participants and determine the type(s) of award(s) that they are to receive;

●	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

●	to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based targets) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required (subject to the minimum vesting requirement described below), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

●	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

●	to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2008 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

●	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

●	to approve the form of any award agreements used under the 2008 Plan; and

●	to construe and interpret the 2008 Plan, make rules for the administration of the 2008 Plan, and make all other determinations necessary or advisable for the administration of the 2008 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for

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the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of March 29, 2024, approximately 1,600 officers and employees of the Company and its subsidiaries (including all of the Company’s NEOs), and each of the Company’s six non-employee directors, were considered eligible under the 2008 Plan.

Minimum Vesting Requirement. All awards granted under the 2008 Plan will be subject to a minimum vesting requirement of one year, and no portion of any award may vest earlier than the first anniversary of the grant date of the award. This minimum vesting requirement will not apply to 5% of the total number of shares available under the 2008 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of (1) 4,894,167 shares, plus (2) the number of any shares subject to stock options granted under the 2006 Plan and outstanding as of June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised. If stockholders approve this 2008 Plan proposal, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan will equal the sum of (1) 5,569,167 shares, plus (2) the number of any shares subject to stock options granted under the 2006 Plan and outstanding as of June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised.

The following other limits are also contained in the 2008 Plan:

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 5,125,000 shares, however if stockholders approve this 2008 Plan proposal, the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan will be 5,800,000 shares.

●	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 300,000 shares.

●	The maximum grant date fair value for awards granted to a non-employee director under the 2008 Plan during any one calendar year is $200,000 except that this limit will be $400,000 as to (1) a non-employee director who is serving as the Independent Chair of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will not be counted against the share limit and will again be available for subsequent awards under the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of an option or stock appreciation right granted under the 2008 Plan, the number of underlying shares as to which the exercise related will be counted against the share limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the share limit with respect to such exercise.) Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted

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under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will be counted against the share limit and will not be available for subsequent awards under the 2008 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the share limit and will again be available for subsequent awards under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limit.) In addition, the 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan. The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2008 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2008 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2008 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Subject to the minimum vesting requirement described above, any awards under the 2008 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  Subject to the following provisions, the Administrator may provide that awards under the 2008 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock.

Dividends on Unvested Equity Awards. If the Company pays an ordinary cash dividend, the cash dividend will not be paid on a current basis with respect to any awards granted under the 2008 Plan that are not vested as of the record date for the ordinary cash dividend. This restriction on paying ordinary cash dividends with respect to unvested equity awards

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does not limit or restrict the administrator’s ability (1) for restricted stock or performance stock awards, to pay the ordinary cash dividend upon (and subject to) the vesting of such shares subject to these awards, (2) for stock unit awards, to credit dividend equivalents in the form of additional units that are subject to the same vesting terms as the underlying units to which the dividend equivalents relate, and (3) to make equitable adjustments to preserve the intrinsic value of awards in the event of a transaction as described below.

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2008 Plan will not automatically become fully vested pursuant to the provisions of the 2008 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2008 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award in each case being deemed met at the “target” performance level, unless otherwise provided in the award agreement), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2008 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the NEOs in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Change in Control and Termination” below in this Proxy Statement.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 2008 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Discretion to Accelerate. The minimum vesting requirement under the 2008 Plan, as described above, does not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in any circumstances it determines to be appropriate.

Limitation on Golden Parachute Payments. To the extent any award or payment under the 2008 Plan would trigger the golden parachute payment excise taxes provided for under Sections 280G and 4999 of the Code, the 2008 Plan provides that such award or payment will automatically be “cut back” to avoid triggering these excise taxes.

Clawback Policy. Awards granted under the 2008 Plan are generally subject to the terms of any Company clawback policy in effect from time to time.

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Termination of or Changes to the 2008 Plan. The Board may amend or terminate the 2008 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2008 Plan will terminate on April 16, 2033. If stockholders approve this 2008 Plan proposal, the term of the 2008 Plan will be extended to April 14, 2034. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2008 Plan

The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise, subject to any limitations under the U.S. Internal Revenue Code 162(m). With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2008 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 in any calendar year may not be permitted to be deducted by the company in certain circumstances pursuant to Section 162(m) of the U.S. Internal Revenue Code.

Specific Benefits under the 2008 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2008 Plan. The Company is not currently considering any other specific award grants under the 2008 Plan. If the proposed amendments to the 2008 Plan had been in existence in fiscal 2023, the Company expects that its award grants for fiscal 2023 would not have been substantially different from those actually made in that year under the 2008 Plan. For information regarding stock-based awards granted to the Company’s NEOs during fiscal 2023, see the material under the heading “Executive Compensation” below.

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Overhang as of March 29, 2024

The following paragraphs include additional information to help stockholders assess the potential dilutive impact of the Company’s equity awards and the 2008 Plan. As of the date hereof, the Company has outstanding awards under the 2008 Plan, the 2006 Plan, and the Company’s ESPP. There are no remaining shares available for grant under the 2006 Plan. The ESPP is intended as a qualified employee share purchase plan under Section 423 of the Code. The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount. Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the headings “Equity Compensation Plan Information”. The discussion that follows in this “Potential Dilution” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company’s common stock that (i) were subject to outstanding restricted stock or unit awards granted under the 2008 Plan, (ii) were subject to outstanding stock options granted under the 2006 Plan and the 2008 Plan, including the weighted-average exercise price and remaining life of such outstanding stock options, and (iii) were then available for new award grants under the 2008 Plan as of December 29, 2023 and as of March 29, 2024. The number of shares subject to outstanding performance-based restricted stock units and the shares available for new award grants assume that all performance-based awards will pay out at the maximum performance level.

	As of December 29, 2023	As of March 29, 2024
Shares subject to outstanding restricted stock and unit awards	503,810	691,974

Shares subject to outstanding stock options	787,105	754,981
Weighted-average exercise price	$20.64	$20.64
Weighted-average remaining life	2.70	2.51

Shares available for new award grants	787,329	505,666

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 12,458,000 shares issued and outstanding in 2021; 13,013,000 shares issued and outstanding in 2022; and 13,394,000 shares issued and outstanding in 2023. The number of shares of the Company’s common stock issued and outstanding as of December 29, 2023 and March 29, 2024 was 13,682,000 and 13,817,000 shares, respectively.

As of December 29, 2023, the Company’s 787,105 outstanding stock options had a weighted-average exercise price of $20.64 and weighted-average remaining life of 2.70 years. As of March 29, 2024, the Company’s 754,981 outstanding stock options had a weighted-average exercise price of $20.64 and a weighted-average remaining life of 2.51 years.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2008 Plan in each of the last three fiscal years, and to date (as of March 29, 2024) for 2024, are as follows:

●	345,000 shares in fiscal 2021 (which was 2.8% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2021), of which 345,000 shares were subject to restricted stock;
●	290,000 shares in fiscal 2022 (which was 2.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2022), of which 290,000 shares were subject to restricted stock;

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●	266,000 shares in fiscal 2023 (which was 2.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2023), of which 266,000 shares were subject to restricted stock; and
●	192,000 shares in fiscal 2024 through March 29, 2024 (which was 1.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding on March 29, 2024), of which 192,000 shares were subject to restricted stock.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2008 Plan per year over the last three fiscal years (2021, 2022 and 2023) has been, on average, 2.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year.

The total number of shares of our common stock that were subject to awards granted under the 2008 Plan or the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2008 Plan, in each of the last three fiscal years, and to date (as of March 29, 2024) in 2024, are as follows: 32,000 in 2021, 71,000 in 2022, 23,000 in 2023, and 13,000 for 2024 (as of March 29, 2024).

The CC anticipates that the 675,000 additional shares requested for the 2008 Plan (together with the shares available for new award grants under the 2008 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2008 Plan through approximately the end of fiscal 2026. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of March 28, 2024 was $28.99 per share.

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Aggregate Past Grants Under the 2008 Plan

As of March 29, 2024, awards covering 5,200,826 shares of the Company’s common stock have been granted under the 2008 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2008 Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock and unit vesting prior to that date, and option and unvested restricted stock holdings as of that date. The number of shares subject to past option grants includes all options that were awarded, including those that may have expired prior to exercise. The number of shares subject to outstanding performance-based restricted stock units assumes that all performance-based awards will pay out at the maximum performance level.

	Options and Stock Appreciation Rights				Restricted Stock / Units
					Number		Number of
	Number of	Number			of		Shares/Units
	Shares	of	Number of Shares		Shares/	Number of	Outstanding
	Subject to	Shares	Underlying		Units	Shares/Units	and
	Past	Acquired	Options/SARs as of		Subject	Vested as of	Unvested as
	Option/SAR	On	March 29, 2024		to Past	March 29,	of March 29,
Named Executive Officers:	Grants	Exercise	Exercisable	Unexercisable	Awards	2024	2024
Michael A. Bieber President and Chief Executive Officer	241,667	47,236	194,431	—	441,419	306,818	134,601
Creighton K. Early Executive Vice President and Chief Financial Officer	63,333	22,653	40,680	—	114,205	70,361	43,844
Micah H. Chen Executive Vice President and General Counsel	70,000	—	70,000	—	95,061	64,550	30,511
Paul M. Whitelaw Former Senior Vice President, Business Development	71,587	47,500	—	—	64,082	64,082	—
Total for All Current Executive Officers as a Group (3 persons):	446,587	117,389	305,111	—	714,767	505,811	208,956

Thomas D. Brisbin Former Chief Executive Officer	565,000	225,000	325,000	—	559,497	465,978	93,519
Steven A. Cohen	—	—	—	—	25,320	20,440	4,880
Cynthia A. Downes	—	—	—	—	7,643	2,763	4,880
Dennis V. McGinn	—	—	—	—	17,599	12,719	4,880
Wanda K. Reder	—	—	—	—	7,497	2,617	4,880
Mohammad Shahidehpour	—	—	—	—	25,320	20,440	4,880
Total for all Current Non-Executive Directors and Board Members as a Group (6 persons):	565,000	225,000	325,000	—	642,876	524,957	117,919

Each other person who has received 5% or more of the options, warrants or rights under the 2008 Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	1,526,200	873,352	124,870	—	1,305,396	911,735	365,099
Total	2,537,787	1,215,741	754,981	—	2,663,039	1,942,503	691,974

The non-executive directors and Mr. Bieber are each nominees for re-election as a director at the Annual Meeting.

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Vote Required for Approval of the Amendments to the Company’s 2008 Performance Incentive Plan

The Board believes that the adoption of the amendments to the 2008 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the 2008 Plan and thus have a personal interest in the approval of the 2008 Plan.

Approval of the amendments to the 2008 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE COMPANY’S 2008 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF AMENDMENT TO THE COMPANY’S 2008 PERFORMANCE INCENTIVE PLAN UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

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Executive Compensation

Compensation Discussion and Analysis

This CD&A and compensation tables and disclosures that follow focus primarily on compensation awarded to, earned by, or paid to our Named Executive Officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “NEOs.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our CC to compensate our NEOs with specific types and amounts of compensation.

Chief Executive Officer Compensation Components

The following comparisons, derived from our compensation consultant’s analysis of compensation of similarly situated executives at our peer group companies (described in the Compensation Peer Group section below), show the various elements of compensation our CEO compensation mix achieved during fiscal 2023 compared to the average compensation mix achieved by the peer group:

Elements of Compensation
Salary 33%
Short-Term Cash Bonus 22%
Long-Term Incentives 45%
Comparators
27%
25%
48%
At-Risk (Fixed vs. Variable)
Fixed 33%
At Risk 67%
Comparators
27%
73%
Short-Term vs. Long-Term
Short-Term 55%
Long-Term 45%
Comparators
52%
48%
Cash vs. Equity
Cash 55%
Equity 45%
Comparators
52%
48%

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2023 Named Executive Officers

Our NEOs include our principal executive officer during fiscal 2023, our principal financial officer during fiscal 2023, and our three other most highly compensated executive officers at the end of fiscal 2023:

Name	Age	Title
Thomas D. Brisbin(1)	71	Chairman of the Board and Chief Executive Officer
Michael A. Bieber(2)	55	President
Creighton K. Early	71	Vice President and Chief Financial Officer
Micah H. Chen	52	General Counsel
Paul M. Whitelaw(3)	52	Former Senior Vice President, Business Development

(1)	Dr. Brisbin retired from his position as Chief Executive Officer effective December 29, 2023, but continues to serve as Chairman of the Board.
(2)	Mr. Bieber was appointed Chief Executive Officer on December 30, 2023.
(3)	Mr. Whitelaw resigned from his position as Senior Vice President, Business Development, effective February 1, 2023.

Fiscal 2023 Performance Highlights

Gross Revenue - $510.1 Million Net Income (Loss) - $10.9 Million Adjusted EBITDA - $45.7 Million(1) Cash from Operations - $39.2 Million

(1)	Adjusted EBITDA is a non-GAAP measure and it means the Company’s net income (loss) as determined in accordance with GAAP, plus (1) interest expense, (2) income tax expense (benefit), (3) stock-based compensation, (4) interest accretion, (5) depreciation and amortization, (6) transaction costs, (7) (gain) loss on sale of equipment, and (8) plus or minus the effect of any extraordinary item or extraordinary transaction. See Appendix B for the Company’s reconciliation of Net Income to Adjusted EBITDA.

Our record-setting success in fiscal 2023 was driven by the growth in the energy transition market and expanding revenue in municipal engineering and financial services. In fiscal 2023, we delivered organic year over year revenue growth of 18.9% and our common stock closed at $21.50 per share at the end of fiscal 2023, an increase of 20.4% compared to $17.85 at the end of fiscal 2022.

We serve one of the most dynamic market segments in the world at one of the most exciting times. Demand for a cleaner, low carbon energy cycle is transforming the electric grid, building design and management, industrial production and transportation networks. We help our clients evaluate new technical advances and implement sustainable cost-effective solutions to advance and transform the delivery and consumption of energy and other government infrastructure. We also have a long history of serving municipal governments in planning and managing the energy transition and other infrastructure management changes.

2023 Say-on-Pay Vote and Executive Compensation Program

Who We Engaged During 2023

Overall, we contacted 39 investors, representing over 65% of our shares of common stock outstanding as of the end of fiscal year 2023.

Stockholders representing 63% of our shares of common stock provided feedback.

We value our stockholders’ opinions about our governance policies and practices and actively solicit input from our stockholders. Through regular ongoing dialogue with stockholders and potential investors throughout the year, the

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proxy season, and sustainability reporting, we proactively engage in stockholder outreach. In addition to senior management, members of our Compensation Committee are available for consultation with our major shareholders.

We recognize the value that stockholders’ feedback provides, and we continue regular stockholder engagement activities to gain their perspective.

Throughout 2023, our President and CEO, CFO, and VP of Investor Relations contacted 39 investors, representing over 65% of our shares of common stock outstanding as of the end of fiscal year 2023, as well as potential holders of our equity. In addition to senior management, members of our CC engaged with stockholders.

TOPICS WE COVERED Corporate Governance Executive Compensation Board Composition Financial Performance ESG/Sustainability

At the 2023 Annual Meeting, approximately 44% of the votes cast supported our fiscal year 2022 executive compensation. As a result of such vote on our fiscal 2022 executive compensation and other stockholder feedback received in 2023, among other changes, we discontinued accelerating the vesting of all outstanding time-vesting equity awards and performance-based equity awards upon voluntary resignation, other than retirement. We also implemented a three-year vesting period for time-based equity awards, we amended our clawback policy, and we amended our Company bylaws to provide for, among other things, additional advance notice for information and disclosure requirements, other information requirements, adopt an exclusive forum, and adopted other updates.

The table below provides a recap of the actions taken as well as enhancements and additional disclosures implemented in direct response to stockholder concerns over the past several years.

equi
Issue	Proxy Advisor and /or Stockholder Concerns	Stockholder Feedback	Actions Implemented
Clawback Policies	No clawback policy disclosed; clawback was not applicable to both cash and equity bonus compensation	Governance best practices include disclosure of policy and clawback policy that gives company ability to claw back both cash and equity	In 2020, disclosed rigorous equity clawback policy and adopted cash bonus clawback policy due to shareholder feedback
Annual Incentive Plan	Company is silent on metrics, goals and payout formula related to incentive plan and reasoning for changes to payout levels	Provide additional disclosure on the short-term compensation metrics to explain inconsistent payouts and reasoning for changes in annual payout levels	Disclosed metrics, goals, bonus pool formula in 2020 to provide rigor linking pay with performance

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equi
Issue	Proxy Advisor and /or Stockholder Concerns	Stockholder Feedback	Actions Implemented
Annual Incentive Plan	No stock-holding policy for CEO	Implement a stock-holding policy for CEO

Adopted a Stock Holding Policy in 2021 that requires our CEO to hold 100% of net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following the exercise of stock options or vesting of restricted shares or the CEO’s termination of employment

Change in Control	No rigorous change in control policy disclosed	Improve change in control disclosures	Disclosed our change in control policies and practices in 2020
Stock Ownership Guidelines	No stock ownership requirements, including executive and non-employee directors	Encourage the Company to require stock ownership guidelines for executive management and non-employee directors of the Company

In 2020, the CC adopted management and non-employee director stock ownership guidelines with compliance to be within three years. Guideline includes 5x of base salary CEO; 3x base salary President; 1x base salary remaining Section 16 Officers; and $115,000 minimum value in stock holdings for non-employee directors

Peer Group Disclosure	No compensation peer group disclosed	Enhance disclosure around compensation peer group selected for compensation and the factors considered in their selection	In 2020, disclosed our compensation peer group which has been provided every two years by a third-party consultant hired by the CC
Sustainability and Impact Reporting	No annual sustainability or impact report provided by the Company despite its core focus on providing energy savings and carbon mitigating measures	Provide sustainability metrics focused on environmental, social, and governance (“ESG”) factors	Published 2022 Sustainability Report in early 2023. See www.willdan.com under “Investors—Sustainability Report”

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equi
Issue	Proxy Advisor and /or Stockholder Concerns	Stockholder Feedback	Actions Implemented
PBRSU Metrics	No performance metric in PBRSU program related to benchmarking peer companies	Introduce an additional metric related to Company performance in relation to peer group	In 2022, introduced a new performance metric to the PBRSU program - Relative Total Shareholder Return which benchmarks peer group performance
Acceleration of Equity Vesting for NEOs Upon Voluntary Resignation	Recent history of accelerated vesting of all outstanding time-vested awards and performance-based awards at target of a NEO upon a resignation that was not clearly involuntary	Discontinue the practice of accelerating equity due to voluntary termination	In 2023, we discontinued accelerating the vesting of all outstanding time-vesting equity awards and performance-based equity awards upon voluntary resignation, except retirement
Single-Year Time-Based Equity Vesting Period	Time-based equity awards vest on a one-year period	Lengthen the vesting period of time-based equity awards to three years	In 2023, we implemented a three-year vesting period for time-based equity awards
Company Bylaws	Update bylaws to reflect latest developments in Delaware corporate law and SEC rulemaking (e.g., universal proxy rules)	None

In 2023, we amended our bylaws to, among other things, update requirements under our advance notice provisions, add exclusive forum provisions and revise certain provisions for recent legislative and regulatory updates

Clawback Policy	Clawback policy compliance with Nasdaq and Exchange Act standards	Adopt a more comprehensive clawback policy	In 2023, we adopted a new comprehensive clawback policy which complies with Section 10D of the Exchange Act, Rule 10D-1, and Nasdaq Listing Rule 5608
Combined Roles of Board Chairman and Chief Executive Officer	Board Chairman and Chief Executive Officer should preferably be separate individuals	Separate the roles	Effective December 2023, Board Chairman and Chief Executive Officer are separate individuals

Incentive Compensation Recovery (Clawback) Policy

The Company has a comprehensive clawback policy applicable to both short-term cash-based performance bonuses and long-term equity-based compensation. On October 2, 2023, the Company amended and restated the existing clawback policy to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder, and Nasdaq Listing Rule 5608.

Our clawback policy states that, if there is an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting

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restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must reasonably promptly recoup the full amount of any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure received by a covered officer during the three completed fiscal years immediately preceding the accounting restatement date that exceeds the amount of incentive compensation that would have been received had such amount been determined based on the accounting restatement, computed without regard to any taxes paid (i.e., on a gross basis without regard to tax withholdings and other deductions). For any compensation plans or programs that take into account incentive compensation, the amount of recoverable incentive compensation includes, without limitation, the amount contributed to any notional account based on recoverable incentive compensation and any earnings to date on that notional amount. For any incentive compensation that is based on stock price or total stockholder return, where the recoverable incentive compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the administrator will determine the amount of recoverable incentive compensation based on a reasonable estimate of the effect of the accounting restatement on the stock price or total stockholder return upon which the incentive compensation was received.

The Company has not had any actions related to recovery of any erroneously awarded compensation during or after our last completed fiscal year.

Stock Ownership Guidelines and Holding Policy

In 2020, the CC adopted stock ownership guidelines for executives and non-employee directors to further align the interests of executives and directors with those of stockholders. All officers and non-employee directors have three years from taking their positions to comply with these guidelines. All executive officers and directors are currently in compliance with these guidelines as of the date of this Proxy Statement.

Position	Unit Measure	Factor	Years to Achieve Compliance	In Compliance as of 4/19/2024
CEO	Base Salary	5x	3	Yes
President	Base Salary	3x	3	Yes
Section 16 Officers	Base Salary	1x	3	Yes
Non-employee Directors	Minimum holding $115,000 in stock value	Not Applicable	By end of 3 years of service	Yes(1)
(1)	Excludes Ms. Downes and Ms. Reder, who have not yet reached three years of Board service

Our Stock Holding Policy requires our CEO to hold 100% of net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following the exercise of stock options or vesting of restricted shares or the CEO’s termination of employment.

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Management

The following table sets forth the names, ages and positions of our current executive officers, as of the date of this Proxy Statement:

			Years in	Years at
Name	Age	Title	Position @	Willdan @
			FYE 2023	FYE 2023
Michael A. Bieber	55	President and Chief Executive Officer	7 (a)	9
Creighton K. Early	71	Executive Vice President and Chief Financial Officer	3	8
Micah H. Chen	52	Executive Vice President and General Counsel	6	7
(a)	Mr. Bieber became Chief Executive Officer and a Director on December 30, 2023.

Biographical information concerning Mr. Bieber is set forth above under the caption “Directors”.

Creighton K. Early was appointed Vice President and Chief Financial Officer, in April 2021, and was appointed Executive Vice President and Chief Financial Officer in December 2023. Mr. Early previously served as Executive Vice President of Willdan Energy Solutions, a subsidiary of the Company, and as Chief Financial Officer of various subsidiaries of the Company from December 2015 until his appointment to Vice President and Chief Financial Officer of the Company. Mr. Early also served as a member of the Board of Directors of H.W. Lochner, Inc., a private company, from April 2016 until H.W. Lochner, Inc. was sold in July 2021, and served as the Chairman of its audit committee from February 2021 to July 2021. Prior to joining us, Mr. Early served as Chief Financial Officer of both public and privately held companies, including three years with Infrastructure & Energy Alternatives LLC, a renewable energy construction company. He also previously spent 14 years at Earth Tech, Inc., a multinational infrastructure company, including serving as its Chief Financial Officer and as the President of its Global Water Management Division. Mr. Early holds a B.S. in Business Administration from Ohio State University and an M.B.A. from the University of Michigan.

Micah H. Chen was appointed General Counsel in March 2018, and was appointed Executive Vice President and General Counsel in December 2023.  Previously, Mr. Chen was our Legal Counsel from July 2017 to March 2018.  Prior to joining us, Mr. Chen held various management positions at Aon Corporation’s Construction Services Group for nearly 10 years. From January 2016 to July 2017, Mr. Chen served as Managing Director and Senior Vice President of Aon Corporation.  In this role, Mr. Chen was responsible for the group’s Account Executive practice for the West Region.  From November 2008 to January 2016, Mr. Chen served as Senior Vice President of Aon Corporation. In this role, he provided risk management consultation and assisted in the evaluation and development of comprehensive risk management programs to many Top 100 Engineering-News Record clients, general contractors and multibillion-dollar commercial construction projects.  Mr. Chen received his B.A. in International Economics from the University of California, Los Angeles and his J.D. from Western State University, School of Law.

Material Litigation

There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries, and no such event that would be material to an evaluation of the ability or integrity of any director or executive officer has occurred in the past ten years.

Code of Ethics

The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Ethical Conduct, which provides principles of conduct and ethics for the Company’s directors, officers and employees, including employees of the Company’s subsidiaries. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules. This Code of Ethical Conduct is available on the Company’s website at www.willdan.com under “Investors—Corporate Governance—Governance Documents” and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. To the extent required by rules adopted by the SEC and the Nasdaq Stock Market, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted

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to executive officers and directors on our website at www.willdan.com under “Investors—Corporate Governance.” In 2021, we updated our Code of Ethical Conduct whereby all employees must review and sign on an annual basis.

Executive Compensation Program Objectives and Philosophy

Executive pay leveraged more to performance and long-term incentives Align executive’s pay with long term interests of stockholders

Our executive compensation program’s primary objective is aligning our executives’ pay with the long-term interests of our stockholders. Cash bonuses and long-term equity incentives are the elements of our executive compensation program that are “at risk”, and are designed to reward performance and align with stockholders in creating long-term value. Overall, we target to reward short and long-term financial, strategic and operational performance, while facilitating the Company’s need to attract, motivate, develop and retain highly-qualified executives who are critical to our long-term success.

Our executive compensation philosophy is to:

■	Align the long-term interests of our executives with those of the stockholders;
■	Attract, motivate, reward, and retain the top contributors upon whom, in large part, our success depends;
■	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;
■	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and
■	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

In structuring our executive compensation arrangements, our CC considers how each compensation element fits within our overall philosophy of long-term shareholder value. Our compensation program is comprised of three elements:

■	Base Salary – primarily intended to attract and retain top contributors. We believe that in order to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive;
■	Annual Cash Bonus – primarily intended to motivate the NEOs to achieve our short-term performance objectives; and
■	Long-Term Equity-Based Incentive Compensation – primarily intended to align our NEOs’ long-term interests with stockholders’ long-term interests.

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Our Annual Cash Bonus pool is generally formula-driven and has historically been funded based on the product of earnings, an organic growth factor, and a days sales outstanding factor. From time to time, the formula can adopt other qualitative factors to recognize changing goals and conditions. Certain of our business units may have unit-specific bonus pools based on earnings-related metrics for their unit only.

*can adopt other qualitative factors to recognize changing goals and conditions

Bonus Pool = (25% of earnings > 6% of revenue) x (Organic Growth Factor) x (DSO Factor)

■	Earnings – expressed as the Company’s operating earnings before interest, taxes, depreciation and amortization, other non-cash or non-operating expenses, and bonus.
■	Organic Growth Factor – expressed as organic revenue growth year-over-year. The organic growth factor is defined as one plus/minus 2x the organic growth rate.
o	For example, if organic revenue growth is 20%, the organic growth factor would be 1+(2 x 0.2) = 1.40. If organic revenue growth rate was negative 20%, the organic growth rate factor would be 1+(2 x -0.2) = 0.60
■	Days Sales Outstanding (DSO) Factor – is calculated based on a mid-point of 70 days and is expressed as one minus the percentage lower or higher than 70 days.
o	For example, if the DSO was 65 days, the DSO would be 1-((65-70)/70) = 1.07. If the DSO was 85 days, the DSO factor would be 1-((85-70)/70) = 0.79.

Our long-term equity-based incentive plan permits us to award various types of incentive awards, including incentive or nonqualified options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards. Our CC determined to move away from its historical practice of granting only time-based equity awards and introduced the performance-based restricted stock units (“PBRSUs”) in 2018 in order to further align the interests of our executives with those of stockholders by strengthening the relationship between executive pay and our performance against critical performance metrics that we believe will drive value creation for our stockholders.

Starting with fiscal 2019, nearly all of the long-term equity incentive awards granted to our NEOs were granted in the form of PBRSUs, other than to Dr. Brisbin and Mr. Chen, who were also granted time-based long-term incentive awards in fiscal 2021. In fiscal 2022, in conjunction with Pearl Meyer’s 2022 study, we adopted Pearl Meyer’s recommendation that long-term equity awards should be comprised of a combination of performance-based and time-based equity awards in order to motivate and retain our key executives.

Consistent with prior years, the performance goals, which are established for purposes of measuring performance and dictate the vesting thresholds for performance-based equity awards, were pre-established and approved by the Board prior to the beginning of the performance period – that is, the goals for the performance-based equity awards granted in fiscal 2023 were based on a previously approved business plan. These goals are fixed and are not changed over the performance period of the award.

Adjusted Burn Rate Aligning with Industry Peers Our three-year average adjusted burn rate continues to decrease and align to the threshold of our industry peers

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While they are employed with us, we provide our NEOs with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees.

We also provide, in some cases, automobile allowances to our executive officers, including the NEOs.

Role of the Compensation Committee

Pursuant to its charter, the CC of our Board has the authority to determine the amount of compensation given to each of the NEOs. The CC implements our executive compensation philosophy, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. In performing its duties, the CC is authorized to consider the recommendations of our CEO when determining the compensation of the other NEOs. All of the members of the CC are independent directors.

The elements of our executive compensation program were each approved by the CC. None of the NEOs is a member of the CC or, except for recommendations made by our CEO with respect to the compensation of the other NEOs, had any role in determining the compensation of the NEOs.

The CC is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the NEOs). In 2022, the CC hired Pearl Meyer to evaluate and compare the compensation practices for executive management and the Board, provide ongoing compensation advice, and assist with the review of the proxy. The CC was directly responsible for the appointment, compensation and oversight of Pearl Meyer and, at the time of their appointment, assessed the independence of Pearl Meyer pursuant to applicable SEC and Nasdaq Rules and concluded that no conflict of interest existed with respect to such consultant’s services to the CC. Pearl Meyer reported only to the CC and did not perform any other services for us.

Compensation Peer Group

In conjunction with their 2022 study, Pearl Meyer advised the CC regarding the construction of our customized compensation peer group. Our 2023 customized compensation peer group is provided in the table below.

COMPENSATION PEER GROUP
▪ American Superconductor Corporation ▪ Atlas Technical Consultants, Inc.* ▪ Bowman Consulting Group Ltd. ▪ C3.ai, Inc. ▪ Charah Solutions, Inc.* ▪ Exponent, Inc. ▪ FTC Solar, Inc. ▪ ICF International, Inc.	▪ Limbach Holdings, Inc. ▪ Montrose Environmental Group, Inc. ▪ NV5 Global, Inc. ▪ Orion Energy Systems, Inc. ▪ RCM Technologies, Inc. ▪ Resources Connection, Inc. ▪ Stem, Inc.

* Removed from our Compensation Peer Group at the time of their respective acquisition dates and delisting.

The CC then compared the compensation of Willdan’s executive management with similarly situated executives of those companies and used this comparative compensation information as a reference point when setting compensation levels for 2023. In setting compensation levels for 2023, our CC also considered each executive’s level of responsibility and performance for the overall operations of the Company, historical Company practices, long-term market trends, internal pay equity, expectations regarding the individual’s future contributions, our own performance and budget considerations.

Role of Shareholder Say-on-Pay Votes

Responsive to Stockholder Concerns and Feedback

The Company annually offers stockholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At the 2023 Annual Meeting, approximately 44% of

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the votes cast supported our fiscal year 2022 executive compensation program. We value our stockholders' opinions about our governance policies and practices, and we actively solicit input through our stockholder engagement activities that are described in detail above. As a direct result of stockholder feedback, we implemented several enhancements to our corporate governance and executive compensation program. We welcome feedback on our corporate governance program that this active and ongoing engagement with stockholders provides.

In 2019, our stockholders included their approval of the Board and management recommendation that we solicit a say-on-pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this annual general meeting. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2025.

Executive Compensation Program Elements

Base Salaries

We pay each NEO a base salary to provide each executive with a minimum, fixed level of cash compensation. Decisions regarding increases to base salaries are made at the discretion of our CC. In reviewing base salary levels for our NEOs, our CC primarily considers and assesses the following factors: the base salaries paid by our peer group companies to their similarly situated executives, each NEOs’ current base salary, their job responsibilities, leadership and experience, value to our Company and the recommendations of our CEO (other than with respect to his own compensation) and our President.

Named Executive Officer	Base Salary at end of FY 2023	Base Salary at end of FY 2022
Thomas D. Brisbin(1)	$505,003	$505,003
Michael A. Bieber	$440,003	$440,003
Creighton K. Early	$374,725	$325,000
Micah H. Chen	$341,074	$315,016
Paul Whitelaw	$(2)	$248,778
(1)	Dr. Brisbin retired from his position as Chief Executive Officer, effective December 29, 2023.
(2)	Mr. Whitelaw resigned from his position as Senior Vice President, Business Development, effective February 1, 2023.

2023 Annual Bonuses

With the exception of Mr. Whitelaw, who resigned from his position as Senior Vice President, Business Development, effective February 1, 2023, we awarded performance-based cash bonuses to all of our NEO’s in 2023. The compensation bonus pool is generally formula-driven and is outlined above. The CC determined the amount of each executive’s bonus at its discretion, based on peer group comparable data available, past practices and individual performance.

In determining the amount of each executive’s 2023 bonus, the CC used third-party benchmarking studies and primarily considered bonus pool size limitations, each executive’s level of responsibility and performance, contribution to the success of the business, strategic impact, retention risk, internal pay equity, and the recommendations of our CEO (other than with respect to his own compensation) in allocating the bonus pool. The CC also evaluated each executive’s individual performance during 2023 (with input from our CEO for the other NEOs).

2023 Long-Term Equity Awards

In determining the level of awards granted to each of the NEOs, our CC primarily took into account the executive’s level of responsibility and performance for the overall operations of the Company, internal pay equity, historical Company practices, each executive’s performance, and budget considerations. Furthermore, in conjunction with Pearl Meyer’s 2022 study, the Company adopted Pearl Meyer’s recommendation that long-term equity awards should be comprised of a combination of performance-based and time-based equity awards. The CC also considered the compensation paid by our peer group companies described above to similarly situated executives.

Our 2023 long-term equity design is comprised of 55% performance-based equity awards and 45% time-based equity awards. Our 2023 PBRSU design is a three-year plan where (i) 50% of each award will be earned based upon our Adjusted EBITDA performance with respect to three one-year performance periods (“Adjusted EBITDA Units”), and (ii) the remaining 50% of each award will be earned based upon our Adjusted Diluted Earnings per Share performance with respect to three one-year performance periods (“Adjusted Diluted EPS Units”), generally subject to the executive’s continued employment through the end of the three-year period (each such one-year period, a “Performance Period”,

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and collectively, the “Performance Periods”). The number of PBRSUs that become earned for any Performance Period under these two metrics may range from 0% to 210% of the target number of PBRSUs eligible to vest during the Performance Period, based on actual performance during the applicable Performance Periods in relation to the pre-established targets for the same Performance Period for each of the two metrics. We believe the Adjusted EBITDA and Adjusted Diluted EPS metrics are critical to measuring the performance of our business, and we believe that successful management of Adjusted EBITDA and Adjusted Diluted EPS growth lead to the creation of long-term value for our stockholders.

At the end of the full three-year vesting period for the grant, the number of PBRSUs that are earned based on the achievement of Adjusted EBITDA and Adjusted Diluted EPS in relation to the pre-established targets described below is then multiplied by a percentage ranging from 100% to 120% based on the Company’s Relative Total Shareholder Return for the three year period, which comprises the three Performance Periods, (the “Relative TSR Modifier”) to determine the number of PBRSUs that will vest. The final number of PBRSUs that become vested under this award may range from 0% to a maximum of 250% of the Adjusted EBITDA Units and the Adjusted Diluted EPS Units eligible to vest during the three Performance Periods.

As noted above, the performance goals, which are established for purposes of measuring performance and dictate the vesting thresholds for performance-based equity awards, were pre-established and approved by the CC prior to the beginning of the Performance Periods – that is, the goals for the performance-based equity awards granted in fiscal 2023 were based on historical performance and future growth goals. These goals are fixed and are not changed over the Performance Period of the award.

The chart below shows the Adjusted EBITDA growth rate goals that we must achieve in order to satisfy the threshold, target and maximum performance levels in the Performance Periods and the corresponding percentage of the target number of Adjusted EBITDA Units related to the Performance Periods eligible to vest. Results between the performance levels in the chart will be interpolated on a linear basis. If the threshold performance level is not achieved for the performance period, all of the Adjusted EBITDA Units will be forfeited.

		Growth	Growth	Growth
	% of Target EBITDA	Performance	Performance	Performance
Performance	Units Earned	Period 1	Period 2	Period 3
Threshold	0%	15%	10%	10%
Target	100%	20%	15%	15%
Maximum	210%	25%	20%	20%

Growth rate achieved between performance levels is interpolated on a linear basis for Adjusted EBITDA Unit vesting.

For purposes of the Adjusted EBITDA Units, Adjusted EBITDA means the Company’s net income (loss) for the applicable Performance Period as determined in accordance with GAAP, plus (1) interest expense, (2) income tax expense (benefit), (3) stock-based compensation, (4) interest accretion, (5) depreciation and amortization, (6) transaction costs, (7) (gain) loss on sale of equipment, and (8) plus or minus the effect of any extraordinary item or extraordinary transaction.

The chart below shows the Adjusted Diluted EPS growth rate goals that we must achieve in order to satisfy the threshold, target and maximum performance levels for the Performance Periods, and the corresponding percentage of the target number of Adjusted Diluted EPS Units related to the Performance Periods eligible to vest. Results between the performance levels in the chart will be interpolated on a linear basis. If the threshold performance level is not achieved, all of the Adjusted Diluted EPS Units related to the Performance Period will be forfeited.

	% of Target Adjusted	Growth	Growth	Growth
	Diluted EPS	Performance	Performance	Performance
Performance	Units Earned	Period 1	Period 2	Period 3
Threshold	0%	15%	10%	10%
Target	100%	20%	15%	15%
Maximum	210%	25%	20%	20%

Growth rate achieved between performance levels is interpolated on a linear basis for Adjusted Diluted EPS Unit vesting

For purposes of the Adjusted Diluted EPS Units, Adjusted Diluted EPS means the Company’s diluted earnings per share for the applicable Performance Period as determined in accordance with GAAP, before stock compensation expense,

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intangible amortization and interest accretion, all net of tax, plus or minus the effect of any extraordinary item or extraordinary transaction.

In 2022, the Company adopted the recommendation of its compensation consultant, Pearl Meyer, and introduced a time-based equity award into the long-term equity compensation program. The 2023 time-based equity awards vest in substantially equal installments over a three-year vesting period.

As described above, the 2023 long-term equity awards are comprised of a combination of 55% performance-based and 45% time-based equity awards, each vesting over a three-year period.

Rigorous Change in Control Definition

For purposes of long-term equity incentive and PBRSUs, a “Change in Control” of the Company shall be deemed to have occurred if a consummation of any of the following events occurs:

(i)	Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;
(ii)	Consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;
(iii)	Consummation of a sale or other disposition by the Company of all or substantially all of the Company’s assets;
(iv)	During any period of two consecutive years (beginning on or after the date of grant), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board; provided, however, in no event shall any acquisition of securities, a change in the composition of the Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company, or a liquidation under the Bankruptcy Code, constitute a Change in Control. In addition, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

Potential Vesting Upon Change in Control

If a Change in Control occurs after the date of grant and prior to the end of any Performance Period, on the date of the consummation of such Change in Control, the number of PBRSUs that shall be eligible to vest (the “Contingently Vested Units”) shall be calculated as follows: (i) with respect to the pending Performance Period in-progress at the time of the Change in Control, the greater of (with the Adjusted Diluted EPS Units, and Adjusted EBITDA Units being evaluated

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separately and not in the aggregate) (A) the target number of Adjusted Diluted EPS Units or Adjusted EBITDA Units associated with such Performance Period and (B) the number of Adjusted Diluted EPS Units or Adjusted EBITDA Units that become earned based on actual performance (assuming the last day of such performance period is the date of the consummation of such Change in Control, with the CC to make such appropriate pro-rating adjustments to the performance metrics as shall be necessary to reflect the shortened Performance Period), plus (ii) with respect to any Performance Period(s) remaining that have not commenced, the greater of (with the Adjusted Diluted EPS Units and Adjusted EBITDA Units being evaluated separately and not in the aggregate) (X) the target number of Adjusted Diluted EPS Units or Adjusted EBITDA Units associated with such Performance Period(s) and (Y) the average number (measured as a percentage of target) of Adjusted Diluted EPS Units, or Adjusted EBITDA Units that have become earned based on actual performance for all Performance Periods that have been completed (and are not in-progress) as of the date of the Change in Control.  Any PBRSUs that are not Contingently Vested Units as of the date of the consummation of such Change in Control shall automatically terminate without consideration as of such date.

The Contingently Vested Units shall become earned and vested on the first anniversary date of the consummation of such Change in Control, subject to the employee’s continued employment or service with us (or any successor) through such date; provided, however, that if the employee’s employment or service is terminated (i) by us (or any successor) without “cause”, (ii) by the employee for “good reason”, or (iii) due to the employee’s death or “disability”, in each case, prior to such first anniversary of the Change in Control, the Contingently Vested Units shall become earned and vested on such termination date. Any Contingently Vested Units that do not vest pursuant to the preceding sentence shall automatically terminate without consideration on such termination date.

Severance

On December 29, 2023, Dr. Brisbin retired and resigned as Chief Executive Officer of the Company but continued his service as Chairman of the Board after December 29, 2023. Previously, Dr. Brisbin was employed pursuant to an employment agreement that provided specified levels of severance benefits if his employment was terminated by us without “cause” or by Dr. Brisbin for a “good reason.” The level of Dr. Brisbin’s severance benefit was negotiated and established in connection with Dr. Brisbin’s entry into his employment agreement and had been determined to be appropriate by the CC based on Dr. Brisbin’s level of responsibility and performance for the overall operations of the Company, long-term market trends, and budget considerations. Severance benefits for Dr. Brisbin were based on a multiple of “2x” his base salary. Severance benefits for Dr. Brisbin also included payment of Dr. Brisbin’s target bonus for the year of termination of employment.

In connection with the management transition due to Dr. Brisbin’s retirement as CEO effective December 29, 2023, we entered into a consulting agreement on February 28, 2024 with Dr. Brisbin that superseded his employment agreement. With the exception of Dr. Brisbin’s target bonus of $950,000 for the 2023 performance year, Dr. Brisbin did not receive any other severance benefits. Pursuant to Dr. Brisbin’s consulting agreement, Dr. Brisbin will be paid a monthly fee of $25,250 and the reimbursement of reasonable and necessary costs and expenses incurred in connection with providing services to the Company, commencing on February 28, 2024, for services related to management transition, business development, technology development, and other sales-related activities.

The Company has not entered into an employment agreement or offer letter that provides for the payment of severance benefits for any type of termination of employment with Mr. Bieber, Mr. Early, or Mr. Chen.

We entered into a separation agreement with Mr. Whitelaw in connection with his resignation, effective February 1, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, in consideration of Mr. Whitelaw’s release of claims in favor of the Company, the Company provided Mr. Whitelaw the following benefits: (i) $233,342 (subject to tax withholding and other authorized deductions), payable over ten (10) months in equal installments in accordance with the Company’s standard payroll processes; (ii) acceleration of the vesting of Mr. Whitelaw’s outstanding restricted stock and outstanding performance-based restricted stock units at target levels, such that all of Mr. Whitelaw’s outstanding and unvested restricted stock and performance-based restricted stock units were fully vested as of February 1, 2023; and (iii) extension of the exercise period for Mr. Whitelaw’s vested options through December 31, 2023. We believe it appropriate to have entered into the above separation agreement in connection Mr. Whitelaw’s voluntary resignation given his years of service to the Company and the release of claims in favor of the Company.

None of our NEOs are entitled to receive any automatic “single trigger” equity acceleration, as our equity awards will only vest in connection with a change in control of the Company if they are not substituted or assumed in connection

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with the change in control. Please see the introductory section above for the definition of a change in control that applies to our equity awards, which we believe is a rigorous change in control definition. The treatment of PBRSUs in a change in control is also described above.

No NEO is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code. Instead, our 2008 Plan generally provides that awards or payments under the 2008 Plan are automatically “cut back” in such circumstances in order to avoid triggering these excise taxes.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the CC under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, our CC notes this deductibility limitation. However, our CC has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Compensation Committee Interlocks and Insider Participation

The Board’s CC consists of Mss. Downes and Reder, and Messrs. McGinn and Shahidehpour. None of the members of our CC has at any time been one of our officers or employees, nor has any member of our CC had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves, or in the past year has served, as a member of the board of directors or the CC of any entity that has one or more executive officers who serve on our Board or CC.

Compensation Committee Report

The CC of the Board has reviewed and discussed with management the disclosures contained in the CD&A section of this Proxy Statement. Based upon this review and discussion, the CC recommended to the Board that the CD&A section be included in this Proxy Statement.

Compensation Committee of the Board

Dennis V. McGinn (Chair)
Cynthia A. Downes Wanda K. Reder Mohammad Shahidehpour

The foregoing Report of the Compensation Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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Compensation of Named Executive Officers

Summary Compensation Table – Fiscal 2023, Fiscal 2022, and Fiscal 2021

The following table presents information regarding compensation during FY 2023, FY 2022, and FY 2021 of our NEOs.

				Stock	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)		($)
Thomas D. Brisbin (5)	2023	505,003	345,000	713,200	—	13,800		1,577,003
Chairman of the Board	2022	505,003	575,000	992,230	—	13,800		2,086,033
and Chief Executive Officer	2021	505,003	230,000	2,242,045	—	13,800		2,990,848

Michael A. Bieber	2023	440,003	285,000	542,032	—	3,750		1,270,785
President	2022	440,003	475,000	916,575	—	3,750		1,835,328
	2021	440,003	190,000	852,005	—	3,750		1,485,758

Creighton K. Early	2023	374,725	75,000	470,712	—	4,250		924,687
Vice President and	2022	325,000	100,000	192,956	—	4,250		622,206
Chief Financial Officer	2021	325,000	28,000	269,040	—	4,250		626,290

Micah H. Chen	2023	341,074	90,000	114,112	—	4,750		549,936
General Counsel	2022	315,016	90,000	192,956	—	4,750		602,722
	2021	315,016	30,000	346,340	—	4,750		696,106

Paul M. Whitelaw (6)	2023	—	—	—	—	254,142	(7)	254,142
Former Senior Vice President,	2022	248,778	75,000	192,656	—	4,615		521,049
Business Development	2021	280,010	170,000	246,620	—	4,750		701,380

(1)	The amounts reported under “Bonus” for fiscal 2023, 2022, and 2021 represent bonuses paid for performance related to fiscal 2022, 2021 and 2020, respectively.
(2)	The amounts reported under “Stock Awards” for fiscal 2023, 2022, and 2021 represent the aggregate grant date fair value of restricted stock awards and performance based restricted stock units granted to NEOs during fiscal 2023, 2022, and 2021 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards and performance-based restricted stock units contained in Part II, Item 8, Note 10, “Shareholders’ Equity”, to the Notes to our Consolidated Financial Statements, included in our 2023 Annual Report filed on Form 10-K. The EPS Units, EBITDA Units and Relative TSR Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date. If we achieved the highest level of performance under the EPS Units, EBITDA Units and Relative TSR Units, the total grant date fair value for the EPS Units, EBITDA Units and Relative TSR Units would increase to the following amounts: Dr. Brisbin $1,002,937; Mr. Bieber $762,232; Mr. Early $160,470, and Mr. Chen $160,470.
(3)	The amounts reported under “Option Awards” represent the aggregate grant date fair value of option awards granted to our NEOs (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards contained in Part II, Item 8, Note 10, “Shareholders’ Equity”, to the Notes to our Consolidated Financial Statements, included in our 2023 Annual Report on Form 10-K.
(4)	With the exception of Mr. Whitelaw, the amounts reported under “All Other Compensation” for each of fiscal 2023, 2022, and 2021 include $3,000 in 401K matching contributions made by us for each of our NEOs and, only for Dr. Brisbin, automobile allowances paid to him or use of a company vehicle. The remaining balance of the amounts under “All Other Compensation” for Mr. Bieber, Mr. Early, and Mr. Chen represents Health Saving Account contributions.
(5)	Dr. Brisbin served on the Board during each of fiscal 2023, 2022, and 2021. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.
(6)	Mr. Whitelaw resigned from his position as Senior Vice President, Business development, effective February 1, 2023.
(7)	Represents amounts paid, including $20,800 in connection with the vesting acceleration value of stock awards, in connection with Mr. Whitelaw’s separation agreement, effective February 1, 2023.

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Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our NEOs in each applicable fiscal year. As described in the “Compensation Discussion and Analysis” section above, the primary elements of each NEOs total compensation reported in the table for 2023 are base salary, performance bonus and a long-term equity incentive awards. NEOs also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes above.

The Summary Compensation Table should be read in conjunction with the “Compensation Discussion and Analysis” section above and the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s employment agreement, if any, is provided immediately following this paragraph.

Description of Employment Agreements, Salary and Bonus Amounts

On May 3, 2011, we entered into an amended and restated employment agreement with Dr. Brisbin that provided for Dr. Brisbin to receive a base salary and an annual incentive bonus as determined by the CC. The annual target bonus for Dr. Brisbin under this agreement was 100% of his annual base salary. Dr. Brisbin was also entitled to participate in benefit plans made available to our employees generally. On December 29, 2023, Dr. Brisbin retired and resigned as Chief Executive Officer of the Company but continued his service as Chairman of the Board after December 29, 2023. In connection with the management transition due to Dr. Brisbin’s retirement as CEO, we entered into a consulting agreement on February 28, 2024 with Dr. Brisbin that superseded his employment agreement. With the exception of Dr. Brisbin’s target bonus of $950,000 for the 2023 performance year, Dr. Brisbin did not receive any other severance benefits. Pursuant to Dr. Brisbin’s consulting agreement, Dr. Brisbin will be paid a monthly fee of $25,250 and the reimbursement of reasonable and necessary costs and expenses incurred in connection with providing services to the Company, commencing on February 28, 2024, for services related to management transition, business development, technology development, and other sales-related activities.

On December 17, 2014, we entered into an offer letter with Mr. Bieber. The letter provides that Mr. Bieber’s employment is on an “at-will” basis and for his initial base salary to be $270,000 per year. In conjunction with Mr. Bieber’s promotion to CEO on December 30, 2023, his salary was increased to $525,000 per year.

The Company has not entered into an employment agreement or offer letter with Mr. Early, Mr. Chen, or Mr. Whitelaw. The Company entered into a separation agreement with Mr. Whitelaw upon his resignation, as described above under “Severance”.

The provisions of these agreements relating to severance benefits following a termination of the Named Executive Officer’s employment are described below under “Potential Payments Upon Termination or Change in Control.”

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Grants of Plan-Based Awards in Fiscal 2023

The following table provides additional information regarding the equity incentive awards granted to NEOs during fiscal 2023 under the 2008 Plan. See the “Compensation Discussion and Analysis” section above for a description of the material terms of the awards.

		Estimated Future Payouts Under Equity			All Other Stock
		Incentive Plan Awards			Awards		Grant Date Fair Value
					Number of Shares		of Options Awards
	Grant	Target		Maximum	of Stock or Units		and Stock Awards
Name	Date	(#)		(#)	(#)		($)
Thomas D. Brisbin	3/7/2023	—		—	17,500	(1)	312,025
	3/7/2023	22,500	(2)	56,250	—		401,175

Michael A. Bieber	3/7/2023	—		—	13,300	(1)	237,139
	3/7/2023	17,100	(2)	42,750	—		304,893

Creighton K. Early	3/7/2023	—		—	22,800	(1)	406,524
	3/7/2023	3,600	(2)	9,000	—		64,188

Micah H. Chen	3/7/2023	—		—	2,800	(1)	49,924
	3/7/2023	3,600	(2)	9,000	—		64,188

Paul M. Whitelaw (3)	—	—		—	—		—

(1)	Represents shares of restricted stock awarded to the Reporting Person by the Issuer on March 7, 2023, which vest in three substantially equal installments on each of March 7, 2024, March 7, 2025 and March 7, 2026, subject to the Reporting Person's continued service to the Issuer through the applicable vesting date.
(2)	These stock awards vest in annual installments over three years from their grant date based on performance metrics. Performance metrics consists of 50% of the target number of EPS Units and 50% of the target number of EBITDA Units. These two metrics may range from 0% to 210% of the target number of Performance-Based Restricted Stock Units eligible to vest. At the end of the three year vesting period, the Performance-Based Restricted Stock Units that are earned and vested based on the achievement of EPS Units and EBITDA Units is then multiplied by a percentage ranging from 100% to 120% based on the Corporation’s Relative TSR to the Company’s peer group. Total combined maximum vesting may not exceed 250% of target award.
(3)	Mr. Whitelaw resigned from his position as Senior Vice President, Business Development, effective February 1, 2023.

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Outstanding Equity Awards at Fiscal 2023 Year-End

The following table provides information regarding the outstanding option and restricted stock or unit awards held by each NEO as of December 29, 2023.

	Options Awards				Stock Awards
								Equity		Equity
								Incentive		Incentive
								Plan Awards:		Plan Awards:
										Market or
								Number of		Payout Value
	Numbers of	Number of						Unearned		of Unearned
	Securities	Securities			Number of		Market Value	Shares, Units		Shares, Units
	Underlying	Underlying			Shares or Units		of Shares or	or Other		or Other
	Unexercised	Unexercised	Option		of Stock that		Units of Stock	Rights That		Rights That
	Options	Options	Exercise	Option	Have Not		That Have Not	Have Not		Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested		Vested	Vested		Vested
Name	(#)	(#)	($)	Date	(#)		($)	(#)		($)
Thomas D. Brisbin	50,000	—	7.13	6/6/2024	12,500	(1)	560,500	35,102	(2)	980,399
	50,000	—	13.91	6/5/2025	17,500	(3)	312,025	56,250	(4)	1,002,938
	100,000	—	16.27	11/3/2026	—		—	—		—
	125,000	—	31.73	9/4/2028	—		—	—		—

Michael A. Bieber	77,764	—	13.49	12/31/2024	13,300	(3)	237,139	21,204	(2)	592,228
	25,000	—	13.91	6/5/2025	—		—	42,750	(4)	762,233
	50,000	—	16.27	11/3/2026	—		—	—		—
	16,667	—	28.19	3/8/2027	—		—	—		—
	25,000	—	31.73	9/4/2028	—		—	—		—

Creighton K. Early	27,347	—	9.08	12/7/2025	22,800	(3)	406,524	4,464	(2)	124,680
	13,333	—	30.06	10/31/2027	—		—	9,000	(4)	160,470

Micah H. Chen	70,000	—	32.79	7/17/2027	2,800	(3)	49,924	4,464	(2)	124,680
	—	—	—	—	—		—	9,000	(4)	160,470

Paul M. Whitelaw (5)	6,670	—	28.19	12/31/2023	—		—	—		—
	6,667	—	30.06	12/31/2023	—		—	—		—

(1)	These restricted stock awards were granted on March 9, 2021 and vest in substantially equal annual installments over four years from their grant date.
(2)	These performance-based restricted stock units were granted on August 2, 2022 and vest in substantially equal installments over three years from their grant date.
(3)	These restricted stock awards were granted on March 7, 2023 and vest in substantially equal installments over three years from their grant date.
(4)	These performance-based restricted stock units were granted on March 7, 2023 and vest in substantially equal installments over three years from their grant date.
(5)	Mr. Whitelaw’s resigned from his position as Senior Vice President, Business Development, effective February 1, 2023.

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Option Exercises and Stock Vested in Fiscal 2023

The following table provides information regarding the options exercised by each NEO and stock awards vested during fiscal 2023.

	Option Awards		Stock Awards
	Numbers of		Numbers of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
	(#)	($) (1)	(#)	($) (2)
Thomas D. Brisbin	—	—	33,649	656,714
Michael A. Bieber	—	—	26,297	500,264
Creighton K. Early	—	—	5,536	105,315
Micah H. Chen	—	—	8,036	141,190
Paul M. Whitelaw(3)	—	—	—	—

(1)	The amounts reported as the “Value Realized on Exercise” (if any) are determined by multiplying (i) the number of shares of common stock to which the exercise of the option related by (ii) the difference between the per-share price of the common stock on the exercise date and exercise price of the options.
(2)	The amounts reported as the “Value Realized on Vesting” (if any) are determined by multiplying (i) the number of shares of common stock that vested by (ii) the per-share price of the common stock on the vesting date.
(3)	Mr. Whitelaw resigned from his position as Senior Vice President, Business Development, effective February 1, 2023.

Potential Payments Upon Termination or Change in Control

Outstanding options and restricted stock and unit awards issued under our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction.

In addition, the terms of PBRSUs granted to our NEOs provide that in the event of a change in control, the PBRSUs will vest as described above under “Potential Vesting Upon a Change in Control”. Upon a NEO’s death or disability at any time (whether or not in connection with a change in control), the NEO will become vested in the greater of the target number of each type of units subject to the PBRSU award or the number of each type of units earned based on actual performance for the then in-progress Performance Period, and in the target number of each type of units for all Performance Periods that have yet to begin.

Previously, the employment agreement we entered into with Dr. Brisbin provided for severance benefits upon certain terminations of his employment with us. If Dr. Brisbin’s employment had been terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), he would have been entitled to a severance benefit equal to two times his base salary at the annualized rate then in effect, paid in 24 equal installments. In addition, Dr. Brisbin would have been entitled to payment of his target bonus for the year in which such a termination of employment occurred. In connection with the management transition due to Dr. Brisbin’s retirement as CEO effective December 29, 2023, we entered into a consulting agreement on February 28, 2024 with Dr. Brisbin that superseded his employment agreement. Pursuant to Dr. Brisbin’s consulting agreement, Dr. Brisbin will be paid a monthly fee of $25,250 and the reimbursement of reasonable and necessary costs and expenses incurred in connection with providing services to the Company, commencing on February 28, 2024, for services related to management transition, business development, technology development, and other sales-related activities. With the exception of Dr. Brisbin’s target bonus of $950,000 for the 2023 performance year, Dr. Brisbin did not receive any other severance benefits.

Mr. Bieber’s offer letter does not provide for any additional severance benefits. As noted above, we have not entered into an employment agreement or offer letter that provides for the payment of severance benefits for any type of termination of employment with Mr. Bieber, Mr. Early, Mr. Chen, or Mr. Whitelaw. The Company did enter into a separation agreement with Mr. Whitelaw upon his resignation.

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The following table sets forth the estimated payments and benefits that would be provided to each NEO employed at the end of fiscal 2023 in the event the Named Executive Officer’s employment is terminated as described above. In accordance with applicable SEC disclosure rules, these estimates assume a termination date of December 29, 2023.

		Continued Health	Equity
	Severance	Coverage	Acceleration (1)	Total
Name	($)	($)	($)	($)
Thomas D. Brisbin	—	—	—	—
Michael A. Bieber	—	—	—	—
Creighton K. Early	—	—	—	—
Micah H. Chen	—	—	—	—
Paul M. Whitelaw(2)	—	—	—	—

(1)	Based on the closing price of our common stock on December 29, 2023.
(2)	Mr. Whitelaw resigned from his position as Senior Vice President, Business Development, effective February 1, 2023.

Pay Ratio Disclosure

The 2023 annual total compensation of the Company’s CEO was $1,577,003. The 2023 annual total compensation of our median employee (excluding our CEO) was $71,454. The ratio between the two amounts is 22.1.

To determine the pay ratio, we took the following steps:

■	We identified the median employee using our employee population consisting of 1,615 employees on December 29, 2023 (excluding our CEO). We identified the median employee based on gross wages paid in 2023 as reported on Form W-2. We did not make any assumptions, adjustments or estimates with respect to gross wages paid in 2023 despite the fact that approximately 32% of our employee population works less than full time.
■	As required under the SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO using the same methodology that we used to determine our NEOs’ annual compensation for the Summary Compensation Table above.

The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules and this information is being provided for compliance purposes. Neither the CC nor management of the Company used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Pay vs. Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the CC view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align NEO compensation with Company performance, refer to the “Compensation Discussion and Analysis” section above.

Required Tabular Disclosure of Pay Versus Performance

The following table provides information regarding the relationship between “compensation actually paid” to our Principal Executive Officer (“PEO”), and average compensation actually paid to our other NEOs, and certain financial performance of the Company. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

					Value of Initial Fixed $100 Investment Based on
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income	Company Selected Measure - Adjusted EBITDA(5)
2023	$1,577,003	$2,679,260	$744,688	$1,022,936	$(31.13)	$(33.64)	$10,926,000	$45,695,000
2022	$2,086,033	$(1,401,302)	$895,360	$(95,303)	$(42.81)	$(39.64)	$(8,448,000)	$23,276,000
2021	$2,990,848	$959,656	$757,809	$270,012	$12.78	$102.49	$(8,417,000)	$27,526,000
2020	$2,190,963	$6,791,079	$893,569	$2,130,191	$33.61	$41.27	$(14,496,000)	$28,126,000
(1)	Dr. Brisbin was our principal executive officer for the years ended 2023, 2022, 2021 and 2020.
(2)

Amounts presented under “Compensation Actually Paid” do not reflect actual amounts of compensation paid to the PEO and other Non-PEO NEOs; rather, “Compensation Actually Paid” amounts are calculated in accordance with Item 402(v) of Regulation S-K. The following table presents the detail of amounts deducted and added to the Summary Compensation Table total to calculate “Compensation Actually Paid”. There are no adjustments for pension or dividend payments as the Company does not have supplemental executive retirement plans and does not pay dividends. The valuation assumptions used to calculate fair values of equity awards did not materially differ from those disclosed at the time of grant.

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	2023		2022		2021		2020
	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs
Total Compensation as reported on Summary Compensation Table	$1,577,003	$744,688	$2,086,033	$895,360	$2,990,848	$757,809	$2,190,963	$893,569
Subtract pension values reported in Summary Compensation Table	$—	$—	$—	$—	$—	$—	$—	$—
Subtract the fair value of stock awards reported in Summary Compensation Table	$(713,200)	$(281,714)	$(992,230)	$(373,786)	$(2,242,045)	$(342,801)	$(1,183,022)	$(434,664)
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$—	$—	$—	$—	$—	$—	$—	$—
Add fair value as of end of covered year of equity awards granted in covered year that are unvested and outstanding at end of covered year	$1,585,647	$535,619	$1,115,655	$345,849	$3,080,088	$633,618	$3,978,389	$1,290,198
Add dividends paid on unvested shares/share units	$—	$—	$—	$—	$—	$—	$—	$—
Add change in fair value from end of prior year to end of covered year for equity awards granted in prior years that were outstanding and unvested at end of covered year	$173,747	$27,497	$(325,313)	$(10,844)	$(629,051)	$(142,890)	$2,180,415	$487,756
Add equity awards that are granted and vest in the covered year, the fair value as of the vesting date	$—	$—	$—	$—	$—	$—	$—	$—
Add change in fair value from end of prior year to vesting date for equity awards granted in prior years that vested during covered year	$56,063	$(3,154)	$(3,285,447)	$(951,882)	$(2,240,184)	$(635,724)	$(375,666)	$(106,668)
Subtract equity awards granted in prior years that are forfeited in covered year, the fair value of such equity awards as of the end of the prior year	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$2,679,260	$1,022,936	$(1,401,302)	$(95,303)	$959,656	$270,012	$6,791,079	$2,130,191

(3)

In 2023 and 2022, our other NEOs consisted of Michael A. Bieber, President, Creighton K. Early, Chief Financial Officer, Micah H. Chen, General Counsel, and Paul Whitelaw, former Senior Vice President, Business Development. In 2021, our other NEOs consisted of Michael A. Bieber, President, Creighton K. Early, Chief Financial Officer, Stacy B. McLaughlin, former Chief Financial Officer, Micah H. Chen, General Counsel, and Paul Whitelaw, former Senior Vice President, Business Development. In 2020, our other NEOs consisted of Michael A. Bieber, President, Stacy B. McLaughlin, former Chief Financial Officer, Daniel Chow, former Chief Operating Officer, and Adam C. Procell, former Chief Strategy Officer.

(4)

Total shareholder return assumes that $100 was invested on the measurement date in Willdan Group, Inc. common stock and the peer group as set forth below. This shareholder return assumes reinvestment of all dividends. The customized peer group for 2023 and 2022 consists of: American Superconductor Corporation, Atlas Technical Consultants, Inc., Bowman Consulting Group Ltd., C3.ai, Inc., Charah Solutions, Inc., Exponent, Inc., FTC Solar, Inc., ICF International, Inc., Limbach Holdings, Inc., Montrose Environmental Group, Inc., NV5 Global, Inc., Orion Energy Systems, Inc., RCM Technologies, Inc., Resources Connection, Inc., and Stem, Inc. The customized peer group for 2021 and 2020 consists of: Ameresco, Inc., Charah Solutions, Inc., Cypress Environmental Partners, L.P., Exponent, Inc., Hill International, Inc., Limbach Holdings, Inc., NV5 Global, Inc., RCM Technologies, Inc., and Resources Connection, Inc.

(5)

The Company has determined that adjusted EBITDA from operations is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year. Adjusted EBITDA is a non-GAAP measure and it means the Company’s net income (loss) as determined in accordance with GAAP, plus (1) interest expense, (2) income tax expense (benefit), (3) stock-

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based compensation, (4) interest accretion, (5) depreciation and amortization, (6) transaction costs, (7) (gain) loss on sale of equipment, and (8) plus or minus the effect of any extraordinary item or extraordinary transaction. See Appendix B for the Company’s reconciliation of Net Income to Adjusted EBITDA.

Required Disclosure of Most Important Financial Performance Measures

As described in detail in the CD&A, the Company’s executive compensation program consists of several compensation elements reflecting the Company’s pay-for-performance philosophy. The most important financial performance measures used to link compensation actually paid to the Company’s NEOs with the Company’s performance for 2023 are as follows:

▪     Adjusted EBITDA

▪     Adjusted Diluted Earnings per Share

▪     Net Revenue

▪     Relative Total Shareholder Return

Required Disclosure of Analysis of the Relationship Between Compensation Actually Paid and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid and
Cummulative Total Shareholder Return
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
$190.00
$170.00
$150.00
$130.00
$110.00
$90.00
$70.00
$50.00
$30.00
$10.00
-$10.00
-$30.00
-$50.00
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP
Non-PEO NEOs Average CAP
Peer TSR
WLDN TSR

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All information provided above under the “Pay vs. Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference therein.

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Equity Compensation Plan Information

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 29, 2023. Our equity compensation plans consist of our 2006 Plan, our 2008 Plan and our ESPP.

Number of
securities
remaining available
	Number of securities		for future issuance
	to be issued upon		under equity
	exercise of		compensation
	outstanding options,	Weighted-average	plans
	restricted stock	exercise price of	(excluding
	units, warrants	outstanding options,	securities reflected
	and rights	warrants and rights	in column (a))
Plan Category	(a)(1)(2)	(b)(3)	(c)(4)
Equity compensation plans approved by security holders	1,119,957	$20.64	1,768,255
Equity compensation plans not approved by security holders	—	—	—
Totals	1,119,957	$20.64	1,768,255

(1)	Represents 787,105 underlying of shares of common stock related to outstanding options and 332,852 shares of common stock related to outstanding PBRSUs.
(2)	Excludes 170,955 shares subject to outstanding restricted stock awards.
(3)	Excludes PBRSUs from the weighted-average price calculation.
(4)	Represents 787,329 shares available for future issuance under our 2008 Plan, and 980,926 shares available for future issuance under our ESPP. Shares available under our 2008 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan), including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock. This column does not reflect the shares that will become available under our 2008 Plan if stockholders approve the amendment to our 2008 Plan contained in Proposal 4.

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Report of the Audit Committee

Management is responsible for the Company’s internal controls and financial reporting process, including our internal control over financial reporting, and for preparing our consolidated financial statements. Crowe, an independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America in all material respects. In this context, the responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the independent audit of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Crowe our audited consolidated financial statements as of and for the year ended December 29, 2023. The Audit Committee also discussed with Crowe the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee received the written communication from Crowe under the applicable requirements of the PCAOB, which requires our independent registered public accounting firm to disclose in writing to the Audit Committee, at least annually, all relationships between them and us that, in their judgment, reasonably may be thought to bear on independence and to discuss their independence with the Audit Committee. The Audit Committee discussed with Crowe its independence and considered in advance whether the provision of any non-audit services by Crowe is compatible with maintaining its independence. The Audit Committee also received and reviewed a report by Crowe outlining communications required by Nasdaq listing standards (1) reviewing the firm’s internal quality control procedures; (2) describing any material issue raised by (a) the most recent internal quality control review of the firm, (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (3) assessing Crowe’s independence, including all relationships between Crowe and the Company.

Based on the reviews and discussions of the Audit Committee described above, and in reliance on the unqualified opinion of Crowe dated March 7, 2024, regarding our audited consolidated financial statements as of and for the year ended December 29, 2023, and subject to the limitations on the responsibilities of the Audit Committee noted above and in the Audit Committee’s charter, the Audit Committee recommended to the Board, and the Board approved, that such audited and consolidated financial statements be included in our annual report on Form 10-K for the year ended December 29, 2023, that was filed with the SEC.

Members of the Audit Committee

Cynthia A. Downes (Chair)

Steve A. Cohen

Wanda K. Reder

The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

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Security Ownership Information

Except as otherwise noted, the following table sets forth information as of April 16, 2024 with respect to: (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC, (ii) each of our directors and director nominees, (iii) each of our NEOs (as defined in Item 11. Executive Compensation) and (iv) our directors and executive officers as a group.

Unless otherwise noted below, the address of the persons listed in the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security or has the right to acquire such powers within 60 days. Under SEC rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest. Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. All percentages in the following table are based on a total of 13,817,074 shares of common stock outstanding on April 16, 2024.

	Amount of	Percent of
	Beneficial	Common
Name and Address of Stockholder	Ownership	Stock
5% Stockholders
Amundi Asset Management (1)	1,834,235	13.3%
Forager Capital Management, LLC (2)	1,812,072	13.1%
BlackRock, Inc. (3)	889,208	6.4%
Named Executive Officers, Directors and Director Nominees
Thomas D. Brisbin (4)	738,908	5.3%
Michael A. Bieber (5)	340,111	2.5%
Micah H. Chen (6)	95,298	*
Steven A. Cohen (7)	25,320	*
Cynthia A. Downes (8)	7,643	*
Creighton K. Early (9)	104,163	*
Dennis V. McGinn (10)	14,599	*
Wanda K. Reder (11)	7,497	*
Keith W. Renken (12)	141,720	1.0%
Mohammad Shahidehpour (13)	15,792	*
Paul M. Whitelaw (14)	48,219	*
All current Directors, Director Nominees and Executive Officers as a group (9 persons)	1,349,331	9.8%

*     The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company’s outstanding stock.

(1)	Beneficial ownership information is given as of December 31, 2023 and was obtained from a Schedule 13G/A filed with the SEC on February 14, 2024 by Amundi Asset Management. The Schedule 13G/A states that Amundi Asset Management has shared voting power over 1,573,547 shares and shared dispositive power over 1,834,235 shares. The principal office or business address of Amundi Asset Management is 90 Boulevard Pasteur, 75015 Paris, France.
(2)	Beneficial ownership information is given as of March 26, 2024 and was obtained from a Form 4 and Form 4/A filed with the SEC on March 28, 2024 by Forager Fund, L.P., a Delaware limited partnership (“Fund”), Edward Kissel and Robert MacArthur. The Form 4 and Form 4/A state that the Fund owns 1,798,624 shares of common stock, (ii) the Investment Adviser, as the sole general partner of the Fund and as the investment adviser of a separate account, beneficially owns 1,798,624 shares of common stock, (iii) Mr. Kissel, as the managing partner of the Investment Adviser, beneficially owns 798,624 shares of common stock and (iv) Mr. MacArthur, as the managing partner of the Investment Adviser, beneficially owns 1,798,624 shares of common stock, and (v) Mr. Kissel’s spouse, benefitcially owns 1,775 shares of common stock. Each of the Fund and the Investment Adviser has the sole power to vote and dispose of the shares of common stock beneficially owned by such entity (as described above). Mr. Kissel has the sole power to vote and dispose of an additional 11,402. Mr. McArthur has sole power to vote and dispose of an additional 271 shares. The principal office or business address of Forager Fund, L.P. is 2025 3rd Ave. N, Suite 350, Birmingham, AL 35203.

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(3)	Beneficial ownership information is given as of December 31, 2023 and was obtained from a Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power over 871,611 shares and sole dispositive power over 889,208 shares. The principal office or business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	The 738,908 shares of common stock held directly by Dr. Brisbin consist of 413,908 shares of common stock and 325,000 shares of common stock subject to options exercisable on or before June 16, 2024. The 413,908 shares of common stock held directly by Dr. Brisbin, of which (i) 11,667 shares of restricted stock that vest in two substantially equal installments on each of March 7, 2025 and March 7, 2026 and (ii) 6,250 shares of restricted stock that vest on March 9, 2025. Dr. Brisbin resigned as our Chief Executive Officer, effective December 29, 2023.
(5)	The 340,111 shares of common stock held directly by Mr. Bieber consist of 145,680 shares of common stock and 194,431 shares of common stock subject to options exercisable on or before June 16, 2024. The 145,680 shares of common stock held directly by Mr. Bieber, of which 8,867 shares of restricted stock vest in two substantially equal installments on each of March 7, 2025 and March 7, 2026.
(6)	The 95,298 shares of common stock held directly by Mr. Chen consist of 25,298 shares of common stock and 70,000 shares of common stock subject to options exercisable on or before June 16, 2024. The 25,298 shares of common stock held directly by Mr. Chen, of which 1,867 shares of restricted stock vest in two substantially equal installments on each of March 7, 2025 and March 7, 2026.
(7)	The 25,320 shares of common stock held directly by Mr. Cohen include 4,880 shares of restricted stock, of which (i) 1,295 shares of restricted stock vest on June 9, 2024 and (ii) 3,585 shares of restricted stock vest in two substantially equal installments on each of June 7, 2024 and June 7, 2025.
(8)	The 7,643 shares of common stock held directly by Ms. Downes includes 4,880 shares of restricted stock, of which (i) 1,295 shares of restricted stock vest on June 9, 2024 and (ii) 3,585 shares of restricted stock vest in two substantially equal installments on each of June 7, 2024 and June 7, 2025.
(9)	The 104,163 shares of common stock held directly by Mr. Early consist of 63,483 shares of common stock and 40,680 shares of common stock subject to options exercisable on or before June 16, 2024. The 63,483 shares of common stock held directly by Mr. Early, of which 15,200 shares of restricted stock vest in two substantially equal installments on each of March 7, 2025 and March 7, 2026.
(10)	The 14,599 shares of common stock held directly by Vice Admiral McGinn include 4,880 shares of restricted stock, of which (i) 1,295 shares of restricted stock vest on June 9, 2024 and (ii) 3,585 shares of restricted stock vest in two substantially equal installments on each of June 7, 2024 and June 7, 2025.
(11)	The 7,497 shares of common stock held directly by Ms. Reder include 4,880 shares of restricted stock, of which (i) 1,295 shares of restricted stock vest on June 9, 2024 and (ii) 3,585 shares of restricted stock vest in two substantially equal installments on each of June 7, 2024 and June 7, 2025.
(12)	The 141,720 shares of common stock held by Mr. Renken consist of 61,320 shares of common stock held directly by Mr. Renken and 80,400 shares of common stock held by the LVRJC Partnership. Mr. Renken is the managing partner of the LVRJC Partnership and has sole voting and investment control over our shares of common stock held therein. Mr. Renken retired from his position as Director effective March 5, 2024. The information disclosed in this footnote is based on Mr. Renken’s Form 4 filing on June 9, 2023.
(13)	The 15,792 shares of common stock held directly by Dr. Shahidehpour include 4,880 shares of restricted stock, of which (i) 1,295 shares of restricted stock vest on June 9, 2024 and (ii) 3,585 shares of restricted stock vest in two substantially equal installments on each of June 7, 2024 and June 7, 2025.
(14)	The 48,219 shares of common stock held directly by Mr. Whitelaw consist of 25,882 shares of common stock and 22,337 shares of common stock subject to options exercisable on or before June 17, 2023. Mr. Whitelaw resigned as our Senior Vice President, Business Development, effective February 1, 2023. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Whitelaw with the SEC prior to February 1, 2023, adjusted to give effect to subsequent transactions through April 18, 2023 of which we are aware in connection with employment-related equity.

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied in fiscal 2023.

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Certain Relationships and Related Person Transactions

Related Person Transaction Policy

In March 2007, the Board adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a “Related Person Transaction”) shall be subject to review and approval or ratification by the AC. In its review of Related Person Transactions, the AC shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company’s ordinary course of business, (iv) whether the transaction with the “related person” is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

No member of the AC may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the AC or the Board.

Related Person Transactions

The following provides a description of certain relationships and related transactions since the beginning of fiscal 2023 between some of our directors, executive officers and holders of 5% or more of our common stock and us or our subsidiaries and affiliates involving an amount that exceeded or may exceed $120,000 in the aggregate.

Indemnification of Officers and Directors. We have entered into indemnification agreements with all of our current executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Additionally, we may enter into indemnification agreements with any future directors or executive officers. In fiscal 2023, we did not incur any indemnification related expenses as a result of indemnification agreements with our current executive officers and directors.

Consulting Agreements. On December 8, 2023, Thomas D. Brisbin informed the Board of his intention to retire and resign as Chief Executive Officer of the Company, effective December 29, 2023. Dr. Brisbin continued his service as Chairman of the Board after December 29, 2023. In connection with the management transition, we entered into a consulting agreement on February 28, 2024 with Dr. Brisbin which superseded Dr. Brisbin’s employment agreement. Pursuant to Dr. Brisbin’s consulting agreement, Dr. Brisbin will be paid a monthly fee of $25,250 and the reimbursement of reasonable and necessary costs and expenses incurred in connection with providing services to the Company, commencing on February 28, 2024, for services related to management transition, business development, technology development, and other sales-related activities.

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Other Information

When and where is the Annual Meeting?

This proxy statement is being furnished to stockholders on behalf of our Board to solicit proxies for the Annual Meeting.

The Annual Meeting will be held on June 13, 2024 at 10:00 a.m. Pacific Time, via live audiocast on the Internet. You may register to listen to and participate in the Annual Meeting by going to https://meetnow.global/MNHQDS2.

What am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, stockholders will act on the following matters:

1.	Election of the seven director nominees named in this Proxy Statement to serve until the Company’s 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal;

2.	Ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for fiscal year 2024;
3.	Approval, on a non-binding advisory basis, of our named executive officer compensation; and

4.	Approval of an amendment to the Company’s 2008 Performance Incentive Plan (the “2008 Plan”), including an increase in the number of shares available for grant under the 2008 Plan.

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote your shares of our common stock:

■	“FOR” each of the director nominees named in this Proxy Statement;
■	“FOR” the ratification of the appointment of Crowe for fiscal 2024;
■	“FOR” the approval, on a non-binding advisory basis, of our named executive officer compensation; and
■	“FOR” an amendment to the Company’s 2008 Plan, including an increase in the number of shares available for grant under the 2008 Plan.

Who may vote?

Only holders of record of our common stock, at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting. Holders of common stock are entitled to cast one vote for each share held by them on each matter to be voted upon. As of the Record Date, there were 13,817,074 shares of common stock issued and outstanding. Our common stock is the only class of securities authorized to vote. Stockholders are not entitled to cumulative voting rights in the election of directors.

What constitutes a quorum at the Annual Meeting?

Representation by presence or by proxy, of holders of at least a majority of shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  As of the Record Date, 13,817,074 shares of our common stock were outstanding and entitled to vote.  Abstentions and “broker non-votes” will count toward the presence of a quorum.

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What happens if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned to another date or time until a quorum is present. The date and time of the adjourned meeting will be announced at the meeting when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days or unless after the adjournment a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any adjournment using your same 15-digit control number.

How do I vote?

Stockholders of Record.  If you are a registered stockholder as of the close of business on the Record Date, you have several ways to vote your shares:

■	Via the Internet. You may submit a proxy over the Internet at www.investorvote.com/WLDN, 24 hours a day, seven days a week. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email).
■	By Telephone. You may submit a proxy using a touch-tone telephone by calling toll free 1-800-652-8683, 24 hours a day, seven days a week. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email).
■	By Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 12, 2024 to be voted at the Annual Meeting.
■	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are listed on your proxy card.

Beneficial Owners.  If your stock is held by a broker, bank or other nominee (in “street name”), you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee.

What is the deadline for submitting my proxy?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by the conclusion of the Annual Meeting in order for your shares to be voted. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received in the accompanying prepaid and addressed envelope so that it is received by us no later than June 12, 2024 in order for your shares to be voted at the Annual Meeting.  If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Can I revoke or change my vote after I submit my proxy?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised as follows:

Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

■	delivering a duly executed proxy bearing a later date;
■	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 1:00 a.m. Pacific time on June 13, 2024, will be counted;

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■	delivering a written revocation to the Secretary of the Company at the address of the Company set forth above before the Annual Meeting; or
■	attending the Annual Meeting live via audiocast and voting your shares electronically at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote, his or her shares electronically at the Annual Meeting, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

If I return my proxy card or voting instruction form without specifying voting instructions on it, how will my shares be voted?

Stockholders of Record. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of our Board. The Board’s recommendations are set forth together with the description of each matter in this Proxy Statement.  In summary, the Board unanimously recommends a vote: “FOR” election of each of the seven nominees for director, “FOR” ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for fiscal 2024, “FOR” the approval, on a non-binding advisory basis, of our named executive officer compensation, and “FOR” an amendment to the 2008 Plan, including an increase in the number of shares available for grant under the 2008 Plan.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at the discretion of the proxy holders.

Beneficial Owners. If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 2 (ratification of the appointment of Crowe as our independent registered public accounting firm for fiscal 2024) is considered routine under applicable rules of the New York Stock Exchange, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items to be submitted for a vote of stockholders at the Annual Meeting.

What vote is required to approve each proposal and what effect do votes withheld, abstentions and broker non-votes have?

Election of Directors (Proposal No. 1).  Once a quorum has been established, pursuant to our amended and restated bylaws, the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the Annual Meeting, will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors. For purposes of Proposal No. 1 (election of directors), you may vote “FOR” any or all of the nominees or “WITHHOLD” your vote from any or all of the nominees. Shares voted WITHHOLD and broker non-votes will not be counted in determining the outcome of the director nominees’ election.

Other Items (Proposal Nos. 2, 3, and 4).  Once a quorum has been established, pursuant to our amended and restated bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of Crowe as our independent registered public accounting firm for fiscal 2024) and Proposal No. 3 (approval, on a non-binding advisory basis, of our named executive officer compensation) are advisory only and are not binding on us. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

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For purposes of Proposal No. 2 (ratification of the appointment of Crowe as our independent registered public accounting firm for fiscal 2024), Proposal No. 3 (approval, on a non-binding advisory basis, of our named executive officer compensation), and Proposal No. 4 (approval of an amendment to our 2008 Plan, including an increase in the number of shares available for grant under the 2008 Plan), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

In each of Proposal Nos. 2, 3, and 4, abstentions will have the same effect of a vote “AGAINST” such proposal.  If you hold your shares in street name through a brokerage account and you do not instruct your nominee how to vote your shares, your nominee nonetheless will have the authority, but is not required, to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your nominee exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your nominee, but your shares will constitute broker non-votes on Proposal Nos. 1, 3, and 4, and will not be counted in determining the outcome of those items.

Who tabulates the votes?

Stockholder votes will be tabulated by Computershare Trust Company, N.A., as inspector of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the SEC.

What do I do if I receive more than one proxy or set of voting instructions?

If you received more than one Proxy Statement or more than one proxy card or voting instruction form (if you receive your proxy materials by mail), your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Proxy Statement, proxy card or voting instruction form that you received in order for all of your shares to be voted at the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company. Solicitation will include the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation of proxies from stockholders. Directors, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile, personal interviews and other means. The Company anticipates out-of-pocket costs associated with proxy solicitation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or, as applicable, the Company’s Proxy Statement or Annual Report may be sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of any document to any stockholder upon request by writing to the Company at the following address: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary or upon oral request directed to the Company’s Secretary at (800) 424-9144. Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials, the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number. Please note that if you would like to receive a paper copy of the proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

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Annual Report on Form 10-K

We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 29, 2023, including the consolidated financial statements, schedules, and list of exhibits, upon written request. Requests should be sent to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN: Investor Relations. The annual report on Form 10-K is also available at www.willdan.com.

Stockholder Proposals

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for our 2025 annual meeting, stockholder proposals must be received no later than December 26, 2024, which is 120 days prior to the one-year anniversary of the date of this proxy statement was first mailed or made available to stockholders, and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 Annual Meeting by more than 30 days from the one-year anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 Annual Meeting.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board at the 2025 Annual Meeting or who wish to present a proposal at the 2025 Annual Meeting, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than February 13, 2025 and no later than the close of business on March 15, 2025. If, however, the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after June 13, 2025, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting, and no later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the date on which public disclosure of the date of the 2025 Annual Meeting is first made by the Company. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2025 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 10 days before the last day a stockholder may otherwise deliver a notice of nomination, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Any proposal nominating a director candidate must also comply with the requirements under Section 2.04(b) of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2025 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting of stockholders must deliver written notice setting forth the information required by Rule 14a-19 under the Exchange Act.

Our Bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company’s Secretary and the stockholder must be entitled to vote at the Annual Meeting.

A stockholder notice to nominate a director or bring any other business before the 2025 Annual Meeting must set forth certain information specified in our Bylaws. Any stockholder proposal should be mailed to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary. Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

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Other Matters

The Board does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY OR VOTING INSTRUCTIONS TODAY.

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APPENDIX A

WILLDAN GROUP, INC.

AMENDED AND RESTATED 2008 PERFORMANCE INCENTIVE PLAN

1.    PURPOSE OF PLAN

The purpose of this Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan (this “Plan”) of Willdan Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.    ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.    PLAN ADMINISTRATION

3.1         The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this

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requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2         Powers of the Administrator. Subject to the express provisions of this Plan, including, without limitation, Sections 3.6 and 3.7, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)          determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)          grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)          approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)          construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)          cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)          accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)          adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

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(h)          determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)           determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)           acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)          determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3         Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4         Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5         Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

3.6         Minimum Vesting Requirement. Except as provided in the next sentence, all awards granted under this Plan shall be subject to a minimum vesting requirement of one year, and no portion of any such award may vest earlier than the first anniversary of the grant date of the award (the “Minimum Vesting Requirement”). The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under this Plan.

3.7         Dividends on Unvested Equity Awards. If the Corporation pays an ordinary cash dividend, the cash dividend shall not be paid on a current basis with respect to any awards that are not vested as of the record date for the ordinary cash dividend. Nothing in this Section 3.7 shall limit or restrict the Administrator’s ability (1) for shares of Common Stock subject to restricted stock or performance stock

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awards, to pay the amount of the ordinary cash dividend upon (and subject to) the vesting of such shares of Common Stock subject to these Awards, or (2) for stock unit awards, to credit dividend equivalents with respect to such awards in the form of additional stock units that will be subject to the same vesting terms and conditions as the underlying stock unit awards to which they relate, or (3) to make any adjustment pursuant to Section 7 of this Plan.

4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1         Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2         Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)          5,569,167 shares of Common Stock, plus

(2)          the number of shares of Common Stock subject to options granted under the Willdan Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) and outstanding on June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised.

The following limits also apply with respect to awards granted under this Plan:

(a)          The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 5,800,000 shares.

(b)          The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 300,000 shares.

(c)          Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.2(c). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $200,000; provided that this limit is $400,000 as to (1) a non-employee director who is serving as the Independent Chair of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.2(c), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.2(c), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.2(c) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the

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grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.2(c) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3         Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise.)

4.4         Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1         Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1         Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a

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nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2         Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3         Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4         Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar awards with a value derived from the value of or related to the Common Stock and/or returns thereon and other cash awards.

5.2         Reserved.

5.3         Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act

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on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation.

5.4         Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5         Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●      services rendered by the recipient of such award;

●      cash, check payable to the order of the Corporation, or electronic funds transfer;

●      notice and third party payment in such manner as may be authorized by the Administrator;

●      the delivery of previously owned shares of Common Stock;

●      by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●      subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6         Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the Nasdaq Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD

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through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7         Transfer Restrictions.

5.7.1         Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2         Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3      Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)          transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)          the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)          subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)          if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)          the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

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5.8         International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1         General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2         Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3         Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status, unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.    ADJUSTMENTS; ACCELERATION

7.1         Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

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Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2         Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

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In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3         Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4         Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

8.    OTHER PROVISIONS

8.1         Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2         No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3         No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee

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at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4         Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5         Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code or upon any other tax withholding event, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)          require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)          deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6         Effective Date, Termination and Suspension, Amendments.

8.6.1        Effective Date. This Plan was originally effective as of June 9, 2008, the Stockholder Approval Date (the “Effective Date”). This amended version of the Plan is effective as of April 15, 2024, the date this amended version of the Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board and subject to any extension that may be approved by the shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of Amendment Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto,

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including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2         Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3         Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4         Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no repricing provision set forth in Section 3.2(g).

8.6.5        Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7         Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8         Governing Law; Construction; Severability.

8.8.1         Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2         Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3         Plan Construction.

It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

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8.9         Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10       Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11       Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12       No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13       Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14       Administrator Discretion. Notwithstanding Section 3.6, the Minimum Vesting Requirement shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

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8.15       Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

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APPENDIX B

Use of Non-GAAP Financial Measures

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs, gain on sale of equipment, and tax benefit distribution, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided below.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, transaction costs, deferred tax valuation, and tax benefit distribution, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, transaction costs, deferred tax valuation, and tax benefit distribution, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses. Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided below.

Willdan’s definitions of Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

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Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Year Ended
	December 29,	December 30,	December 31,
	2023	2022	2021
Net income (loss)	$10,926	$(8,448)	$(8,417)
Interest expense	9,413	5,328	3,869
Income tax expense (benefit)	3,665	(3,004)	(3,987)
Stock-based compensation	5,323	8,373	16,563
Interest accretion (1)	—	3,168	2,333
Depreciation and amortization	16,431	17,489	17,146
Transaction costs (2)	—	—	43
(Gain) Loss on sale of equipment	(63)	(64)	(24)
Tax benefit distribution	—	434	—
Adjusted EBITDA	$45,695	$23,276	$27,526
(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

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01 - Thomas D. Brisbin 04 - Cynthia A. Downes 07 - Mohammad Shahidehpour 02 - Michael A. Bieber 05 - Dennis V. McGinn 03 - Steven A. Cohen 06 - Wanda K. Reder For Withhold For Withhold For Withhold 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03ZHIC + + 3. Approval, on a non-binding advisory basis, of our named executive officer compensation. 1. Election of seven members of the Board of Directors, each to serve a one-year term or until their successors are duly elected and qualified, or until their earlier resignation or removal: Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card For Against Abstain A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4. 2. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 27, 2024. For Against Abstain 4. Approval of an amendment to our 2008 Performance Incentive Plan (the “2008 Plan”), including an increase in the number of shares available for grant under the 2008 Plan. Note: At their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 612627 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ 000001 Online Before the Annual Meeting. Go to www.investorvote.com/WLDN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. During the Annual Meeting. Go to https://meetnow.global/MNHQDS2. Have the number that is printed in the shaded bar below available and follow the instructions on the reverse side. You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WLDN Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 13, 2024 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Creighton Early and Micah Chen, or any of them acting alone, as proxies for the undersigned, each with full power of substitution, to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 13, 2024 at 10:00 a.m. Pacific Daylight Time at https://meetnow.global/MNHQDS2, and at any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if the undersigned was present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 16, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director and “FOR” Proposals 2, 3, and 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. Proxy — Willdan Group, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + The 2024 Annual Meeting of Stockholders of WILLDAN GROUP, INC. will be held on Thursday, June 13, 2024, 10:00 A.M. Pacific Daylight Time, virtually via the internet at https://meetnow.global/MNHQDS2. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.